     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2005

                                                           Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                WATER CHEF, INC.
                 (Name of small business issuer in its charter)

       Delaware                           3850                     86-0515678
(State or jurisdiction of       (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)   Classification Code Number)  Identification Number)

                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                                 (516) 656-0059
            ---------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                 David A. Conway
                                    President
                                Water Chef, Inc.
                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                                 (516) 656-0059
                                 --------------
            (Name, address and telephone number of agent for service)
                       -----------------------------------
                                   Copies to:
                            Robert H. Friedman, Esq.
               Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                    ----------------------------------------

Approximate Date of Proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                              Proposed
                                                               Maximum       Proposed Maximum
Title of Each Class of Securities     Amount To             Offering Price   Aggregate Offering       Amount of
To  Be Registered                     Be Registered (1)        Per Unit           Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001        1,666,667 shares           $0.20 (2)     $   333,333.40         $  39.23
par value per share
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001       17,037,671 shares           $0.20 (2)       3,407,534.20           401.07
par value per share
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001        7,766,666 shares           $0.20 (2)       1,553,333.20           182.83
par value per share
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001       15,881,480 shares           $0.20 (2)       3,176,296.00           373.85
par value per share
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001       60,762,971 shares           $0.20 (2)      12,152,594.20         1,430.36
par value per share
-------------------------------------------------------------------------------------------------------------------
TOTAL                              103,115,455 shares                         $20,623,091.00        $2,427.34
-------------------------------------------------------------------------------------------------------------------

     (1)  In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, $.001 par value, the shares registered hereby shall automatically be increased or decreased pursuant to Rule 416 of the Securities Act of 1933, as amended.

     (2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the bid and asked price of the Registrant's Common Stock on the OTC Bulletin Board on January 21, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                                       ii

                  SUBJECT TO COMPLETION, DATED JANUARY 24, 2005

PROSPECTUS

                       103,115,455 SHARES OF COMMON STOCK

                                WATER CHEF, INC.

          This prospectus relates to the issuance from time to time of:

               o    up to 1,666,667 shares of our common stock issuable upon
                    exercise of warrants at an initial exercise price of $0.15 per share, that were issued to certain shareholders in
                    connection with a settlement agreement dated as of June 20,
                    2002;

               o    up to 7,766,666 shares of our common stock issuable upon
                    conversion of our Series C convertible preferred stock; and

               o    up to 15,881,480 shares of our common stock issuable upon
                    conversion of our Series F convertible preferred stock.

          This prospectus also relates to the registering of 77,800,642 shares of our common stock for offer or sale by the selling security holders named in this prospectus.

          The selling security holders may offer or sell all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the securities owned by the selling security holders. We may receive proceeds in connection with the issuance of our common stock from the conversion of our preferred stock or the exercise of the warrants, the underlying shares of which may in turn be sold by the selling security holders under this prospectus.
There is no assurance that any of the preferred stock will ever be converted or the warrants will ever be exercised for cash, if at all.

          Our common stock is traded and quoted on the Over the Counter Bulletin
Board (the "OTCBB") under the symbol "WTER.OB ". On January 21, 2005, the last reported sale price of our common stock was $0.20. As of December 20, 2004 we had 153,190,727 shares of common stock issued and outstanding.

          Our executive offices are located at 1007 Glen Cove Avenue, Suite 1,
Glen Head, NY 11545 and our telephone number is (516) 656-0059.

                             -----------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU
SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED
"RISK FACTORS" BEGINNING ON PAGE 4, WHICH DESCRIBES THE MATERIAL RISKS.

                             -----------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

                The date of this prospectus is January  , 2005.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and
Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

Prospectus Summary                                                                          1
Risk Factors                                                                                4
Special Note Regarding Forward Looking Statements                                           8
Use of Proceeds                                                                             9
Determination of Offering Price                                                             9
Market for Our Common Stock and Related Shareholder Matters                                 10
Equity Compensation Plan Information                                                        10
Management Discussion and Analysis or Plan of Operation                                     11
Selling Securityholders                                                                     14
Plan of Distribution                                                                        17
Business                                                                                    19
Legal Proceedings                                                                           23
Directors, Executive Officers, Promoters and Control Persons                                23
Security Ownership of Certain Beneficial Owners and Management                              27
Description of Capital Stock                                                                29
Legal Matters                                                                               31
Experts                                                                                     32
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure        32
Where You Can Find More Information                                                         32

                                       i

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED
INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT
MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD
READ THIS PROSPECTUS CAREFULLY AND SHOULD CONSIDER, AMONG OTHER THINGS, THE
MATTERS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 4 BEFORE MAKING AN
INVESTMENT DECISION. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES IN THIS
PROSPECTUS TO "THE COMPANY," "OUR COMPANY," "WE," "OUR," "US" AND SIMILAR
EXPRESSIONS REFER TO WATER CHEF, INC., A DELAWARE CORPORATION, AND ITS
PREDECESSORS AND ITS SUBSIDIARIES.

                                   THE COMPANY

Water Chef, Inc. ("Water Chef") designs and markets water purification equipment. The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993, the Company, then known as
Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation, which manufactured and marketed water coolers and filters. Water coolers and filters were a substantial part of the Company's business from 1993 until the fourth quarter of 2001, at which time this business was sold so that
Water Chef could concentrate on the further development, manufacturing and marketing of the PureSafe Water Station (the "PureSafe"), its patented line of water purification systems. The PureSafe is a turn-key unit that converts
"gray", or bathing grade, water into United States Environmental Protection
Agency ("EPA")-grade drinking water.

          An investment in our stock involves a substantial degree of risk. See
"Risk Factors."

          Our principal executive offices are located at 1007 Glen Cove Avenue,
Suite 1, Glen Head, NY 11545 and our telephone number is (516) 656-0059.

RECENT DEVELOPMENTS

          On June 5, 2004, Water Chef convened a special meeting of its common,
Series A Preferred, Series C Preferred, Series D Preferred and Series F
Preferred stockholders (together the "Stockholders"). The Stockholders, voting as a single class, voted on a proposal to amend the Certificate of Incorporation to increase the Company's authorized capital stock from 100,000,000 shares to
200,000,000 shares, consisting of 190,000,000 shares of common stock and
10,000,000 shares of preferred stock. The Stockholders, voting as a single class, approved the proposal authorizing the amendment to the Certificate of
Incorporation increasing the Company's authorized capital stock by a vote of
76,060,283 shares for, 593,869 shares against, and 189,215 shares abstained.

          On September 20, 2004, Water Chef entered into an agreement with
International Multiracial Shared Cultural Organization ("IMSCO"), a global financial consulting group representing developing business cultures. IMSCO has been working in a specialized status under a mandate from the Economic and
Social Council of the United Nations. The agreement establishes a working relationship for Water Chef and IMSCO to cooperatively market and develop the funding for pure water projects that will use the Company's PureSafe Water
Station products.

          On September 22, 2004, Water Chef's application for certification and consultative status with IMSCO was granted in accordance with Article 2(e) of the IMSCO Constitution and in compliance with the relevant provisions of the
United Nations Charter regarding appropriate relations with United Nations non-governmental organizations. As a consequence of this approval, Water Chef has received United Nations certification for its proposals to deploy the
PureSafe Water Station to alleviate drinking water problems in Bangladesh and
Honduras, which certification is required for Water Chef to apply to humanitarian funding sources. Application has been made to humanitarian funding sources for the funds needed for the successful execution of these projects, and though UN certification was required for the application process, to date there has been no commitment for funding from any funding source.

THE OFFERING

-----------------------------------------------------------------------------------------
SECURITIES OFFERED:                            o  Up to 1,666,667 shares of common stock
                                                  issuable upon exercise of warrants, at
                                                  an initial price of $0.15 per share,
                                                  that we issued to certain shareholders
                                                  in connection with a settlement
                                                  agreement.

                                               o  17,037,671 shares of common stock issued
                                                  to certain shareholders in connection
                                                  with a settlement agreement.

                                               o  Up to 7,766,666 shares of common stock
                                                  issuable upon conversion of our Series C
                                                  Convertible Preferred Stock.

                                               o  Up to 15,881,480 shares of common stock
                                                  issuable upon conversion of our Series F
                                                  Convertible Preferred Stock.

                                               o  60,762,971 shares of common stock that
                                                  may be sold by the selling security
                                                  holders.
-----------------------------------------------------------------------------------------
COMMON STOCK OUTSTANDING AFTER OFFERING:       178,505,540 shares, based on 153,190,727
                                               shares outstanding as of December 20, 2004
                                               and assuming exercise of all of the
                                               warrants and conversion of all of the
                                               preferred stock.
-----------------------------------------------------------------------------------------
PROCEEDS:                                      We expect to use the net proceeds for
                                               general corporate purposes including
                                               working capital, repayment of debt,
                                               repurchase of common stock, temporary
                                               investment and/or the financing of possible
                                               acquisitions or business expansion.
-----------------------------------------------------------------------------------------
TICKER SYMBOL:

Common Stock                                   WTER.OB
-----------------------------------------------------------------------------------------

                                  RISK FACTORS

          AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. THE
FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO THE OTHER
INFORMATION IN THIS PROSPECTUS, INCLUDING UNDER "SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS," BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK.

RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES. WE COULD CONTINUE TO INCUR LOSSES IN THE FUTURE,
AND WE MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

          We had net losses of $3.7 million and $1.7 million for the fiscal years ended December 31, 2003 and 2002, respectively. Our accumulated deficit as of December 31, 2003 was approximately $19.7 million. We were not profitable during the last two fiscal years and we do not expect to be profitable in fiscal
2004. Uncertainties still exist regarding whether or not we will attain profitability. We can provide no assurance that we will be able to achieve profitable operations in the future.

WE MAY NEED ADDITIONAL CAPITAL TO FINANCE EXISTING OBLIGATIONS AND TO FUND OUR
OPERATIONS AND GROWTH, AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL CAPITAL UNDER
TERMS ACCEPTABLE TO US OR AT ALL.

          Our capital requirements in connection with our marketing efforts, continuing product development and purchases of inventory and parts are expected to be significant for the foreseeable future. In addition, unanticipated events could cause our revenues to be lower and our costs to be higher than expected, therefore creating the need for additional capital. Historically, cash generated from operations has not been sufficient to fund our capital requirements, and we have relied upon sales of securities to fund our operations. We have no current arrangements with respect to, or sources of, additional financing, and we cannot assure you that we will have sufficient funds available to meet our working capital requirements, or that we will be able to obtain capital to finance operations on favorable terms or at all. If we do not have, or are otherwise unable to secure, necessary working capital, we may be unable to fund the manufacture of PureSafe units, and we may have to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities, any of which could harm our business.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS HAVE STATED IN THEIR AUDITORS'
REPORT THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING
CONCERN.

          We have limited cash resources and have a working capital deficit. Our independent registered public accountants have stated in their report that there is substantial doubt about our ability to continue as a going concern. By being categorized in this manner, we may find it more difficult in the short term to either locate financing for future projects or to identify lenders willing to provide loans at attractive rates, which may require us to use our cash reserves in order to expand. Should this occur, and unforeseen events also require greater cash expenditures than expected, we could be forced to cease all or a part of our operations. As a result, you could lose your total investment.

OUR REVENUES ARE DEPENDENT UPON SALES OF A SINGLE PRODUCT, AND OUR BUSINESS WILL
FAIL IF WE DO NOT INCREASE SALES OF THAT PRODUCT.

          Our revenues are derived from sales of a single product, the PureSafe.
If we are not able to increase sales of this product, our business will fail.
The PureSafe is a relatively new product in the emerging market for water purification systems and it is difficult to predict when or if sales of the
PureSafe will increase substantially or at all. We face a substantial risk that our sales will continue to not cover our operating expenses and that we will continue to incur operating losses.

WE HAVE NOT BEEN PAID FOR A SIGNIFICANT NUMBER OF PURESAFE UNITS THAT HAVE BEEN
SHIPPED TO A CUSTOMER, AND WE MAY NEVER RECEIVE PAYMENT FOR THESE ITEMS.

          In May 2001, the Company entered into a distribution agreement with a company (the "Sub Distributor") based in Jordan. The Sub Distributor agreed to purchase no fewer than 100 PureSafe units during 2001 and a minimum of 50 units in each of 2002 and 2003. During the year ended December 31, 2001, 18 units were shipped under this agreement. The Company has not received payment for this shipment. The Company has recorded the cost of the inventory shipped as a loss contingency of $242,035 during the year ended December 31, 2001, since return of the items is uncertain. The Company engaged legal counsel in Jordan to pursue legal remedies and obtain payment for all units shipped. There can be no assurance that either the Company will obtain payment for units shipped or that the items will be returned.

WE DEPEND ON OUR KEY PERSONNEL AND THE LOSS OF THEIR SERVICES WOULD ADVERSELY
AFFECT OUR OPERATIONS.

          If we are unable to maintain our key personnel and attract new employees with high levels of expertise in those areas in which we propose to engage, without unreasonably increasing our labor costs, the execution of our business strategy may be hindered and our growth limited. We believe that our success is largely dependent on the continued employment of our senior management and the hiring of strategic key personnel at reasonable costs. If our current chief executive officer were unable or unwilling to continue in his present position, or we were unable to attract a sufficient number of qualified employees at reasonable rates, our business, results of operations and financial condition may be materially adversely affected.

WE PLAN TO EXPAND AND WE MAY BE UNABLE TO MANAGE OUR GROWTH.

          We intend to grow our business, but we cannot be sure that we will successfully manage our growth. In order to successfully manage our growth, we must:

     o    expand and enhance our administrative infrastructure;

     o    improve our management, financial and information systems and controls;

     o    expand, train and manage our employees effectively; and

     o    successfully retain and recruit additional employees.

          Continued growth could place a further strain on our management, operations and financial resources. We cannot assure you that our operating and financial control systems, administrative infrastructure, facilities and personnel will be adequate to support our future operations or to effectively adapt to future growth. If we cannot manage our growth effectively, our business may be harmed.

DIFFICULTIES PRESENTED BY INTERNATIONAL FACTORS COULD NEGATIVELY AFFECT OUR
BUSINESS.

          A component of our strategy is to expand our international sales revenues. We believe that we face risks in doing business abroad that we do not face domestically. Among the international risks we believe are most likely to affect us are:

     o    export license requirements for our products;

     o    exchange rate fluctuations or currency controls;

     o    the difficulty in managing a direct sales force from abroad;

     o    the financial condition, expertise and performance of our
          international distributors and any future international distributors;

     o    domestic or international trade restrictions; or

     o    changes in tariffs.

          Any of these factors could damage our business results.

TECHNOLOGICAL CHANGE AND COMPETITION MAY RENDER OUR POTENTIAL PRODUCTS OBSOLETE.

          The water purification industry continues to undergo rapid change, competition is intense and we expect it to increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than us. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

IF OUR SOLE-SOURCE SUPPLIER IS UNABLE TO MEET OUR DEMANDS, OUR BUSINESS RESULTS
WILL SUFFER.

          We purchase certain key components for some of our products from a single contract management supplier. For some of these components, there are relatively few alternative sources of supply. Establishing additional or replacement suppliers for any of the numerous components used in our products, if required, may not be accomplished quickly and could involve significant additional costs. Any supply interruption from our supplier or failure to obtain alternative vendors for any of the components used to manufacture our products would limit our ability to manufacture our products. Any such limitation on our ability to manufacture our products would cause our business results to suffer.

PRODUCT LIABILITY EXPOSURE MAY EXPOSE US TO SIGNIFICANT LIABILITY.

          We face an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the development or use of our technology or prospective products is alleged to have resulted in adverse effects. We may not be able to avoid significant liability exposure. We maintain a $1,000,000 umbrella policy, in addition to a $2,000,000 general and product liability policy, which covers the manufacture and marketing of our products.
Although we believe our insurance coverage to be adequate, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products.
A product liability claim could hurt our financial performance. Even if we avoid liability exposure, significant costs could be incurred that could hurt our financial performance and condition.

OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS MAY FORCE US TO INCUR
UNANTICIPATED COSTS.

          Our success will depend, in part, on our ability to obtain and maintain protection in the United States and other countries for certain intellectual property incorporated into our water purification systems and our proprietary methodologies. We may be unable to obtain patents relating to our technology. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to prevent competitors from marketing similar solutions that limit the effectiveness of our patent protection and force us to incur unanticipated costs. In addition, existing laws of some countries in which we may provide services or solutions may offer only limited protection of our intellectual property rights.

OUR PRODUCTS MAY INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, AND
THIRD PARTIES MAY INFRINGE OUR PROPRIETARY RIGHTS, EITHER OF WHICH MAY RESULT IN
LAWSUITS, DISTRACTION OF MANAGEMENT AND THE IMPAIRMENT OF OUR BUSINESS.

          As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims. Third parties could assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, might not be available on terms acceptable to us. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. Our failure to develop or license a substitute technology could prevent us from selling our products.

RISK FACTORS RELATING TO OUR COMMON STOCK

EXERCISE OF THE WARRANTS WILL DILUTE THE OWNERSHIP INTEREST OF EXISTING
STOCKHOLDERS.

          The exercise of the warrants into shares of our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of our common stock issuable upon exercise of the warrants could adversely affect prevailing market prices of our common stock. In addition, the existence of the warrants may encourage short selling by market participants due to this dilution or facilitate trading strategies involving the notes and our common stock.

FUTURE SALES OF SHARES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY
AFFECT THE TRADING PRICE OF SHARES OF OUR COMMON STOCK AND OUR ABILITY TO RAISE
FUNDS IN NEW STOCK OFFERINGS.

          Future sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales are likely to occur, could affect prevailing trading prices of our common stock and, as a result, the value of the notes. As of December 20, 2004, we had 153,190,727 shares of common stock outstanding.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH
COULD ADVERSELY AFFECT THE PRICE OF OUR STOCK.

          We, by reason of our anticipated financial status and our contemplated financial requirements, do not contemplate or anticipate paying any dividends upon our common stock in the foreseeable future. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, the earnings, financial conditions, capital requirements and other factors that the board of directors may think are relevant. As a result, you may never receive a stream of cash payments from dividends, which could adversely affect the price of our stock.

ALTHOUGH WE ARE SUBJECT TO THE INFORMATION AND REPORTING REQUIREMENTS OF THE
SECURITIES EXCHANGE ACT OF 1934, OUR COMMON STOCK IS NOT QUOTED OR TRADED ON A
NATIONAL EXCHANGE AND INVESTORS IN OUR COMMON STOCK WILL BE SUBJECT TO RISKS
ASSOCIATED WITH THE PUBLIC TRADING MARKET GENERALLY.

          We cannot predict the extent to which a trading market will develop or how liquid that market might become. If you exercise your warrants and receive common stock, you will pay a price that was not established in the public trading markets. You may suffer a loss of your investment.

A SIGNIFICANT NUMBER OF OUR SHARES WILL BE AVAILABLE FOR FUTURE SALE AND COULD
DEPRESS THE MARKET PRICE OF OUR STOCK.

          As of December 20, 2004, there were 153,190,727 shares of common stock outstanding, outstanding warrants to purchase 1,666,667 shares of our common stock at an exercise price of $0.15 per share, all of them fully vested,
23,648,146 shares of common stock issuable upon conversion of our Series C and
Series F Convertible Preferred securities and 6,000,000 stock appreciation rights. Sales of large amounts of our common stock in the market could adversely affect the market price of the common stock and could impair our future ability to raise capital through offerings of our equity securities. A large volume of sales by holders exercising the warrants or atock appreciation rights could have a significant adverse impact on the market price of our common stock.

THE MARKET PRICE OF OUR COMMON STOCK IS VOLATILE, LEADING TO THE POSSIBILITY OF
ITS VALUE BEING DEPRESSED AT A TIME WHEN YOU WANT TO SELL YOUR HOLDINGS.

          The market price of our common stock has in the past been, and may in the future continue to be, volatile. For instance, between January 1, 2002 and
January 21, 2005, the closing bid price of our common stock has ranged between
$0.01 and $0.34. Many factors could cause the market price of our common stock to fluctuate substantially, including:

     o    future announcements concerning us, our competitors or other companies with whom we have business relationships;

     o    changes in government regulations applicable to our business;

     o    changes in market conditions for our industry;

     o    overall volatility of the stock market and general economic conditions;

     o    changes in our earnings estimates or recommendations by analysts; and

     o    changes in our operating results from quarter to quarter.

          In addition, the stock market in recent years has experienced significant price and volume fluctuations for reasons unrelated to operating performance. These market fluctuations may adversely affect the price of our common stock at a time when you want to sell your interest in us.

YOUR ABILITY TO INFLUENCE CORPORATE DECISIONS MAY BE LIMITED BECAUSE OUR MAJOR
STOCKHOLDERS OWN A LARGE PERCENTAGE OF OUR COMMON STOCK.

          Our significant stockholders own a substantial portion of our outstanding stock. As a result of their stock ownership, if these stockholders were to choose to act together, they would be able to control all matters submitted to our stockholders for approval, including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire. In addition, as the interests of our majority and minority stockholders may not always be the same, this large concentration of voting power may lead to stockholder votes that are inconsistent with your best interests or the best interests of us as a whole.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus includes and incorporates by reference forward-looking statements within the meaning of Section 27A(i)(1) of the Securities Act, as amended and Section 21E(i)(1) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"). When used or incorporated by reference in this prospectus, statements which are not historical in nature, including the words "may,"
"will," "should," "continue," "future," "potential," "believe," "expect,"
"anticipate," "project," "plan," "intend," "seek," "estimate" and similar expressions are intended to identify forward-looking statements.

          The forward-looking statements in this prospectus are based upon our management's beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to
us. These statements are not statements of historical fact. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or financial condition to be materially different from any future results expressed or implied by these statements. Such factors include, among other things, the risks discussed in this prospectus under the caption "Risk Factors."

          In light of these and other uncertainties, the forward-looking statements included or incorporated by reference in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on any forward-looking statements, and we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

          We will not receive any of the proceeds from the sale of the shares owned by the selling stockholders. We may receive proceeds of up to $250,000 less expenses in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling stockholders. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes, including, without limitation, the following (in order of priority):

          o    working capital;

          o    the repayment of debt;

          o    the repurchase of our common stock;

          o    temporary investment; and/or

          o    the financing of possible acquisitions or business expansion.

          To the extent that proceeds are available following repayment of our debt, we reserve the right to reallocate or change the specific use of the net proceeds to respond to fluctuations in our business and to take advantage of opportunities which may be complementary to our operations.

                         DETERMINATION OF OFFERING PRICE

          The exercise price of $0.15 per share for the warrants was determined by the market price for the Company's common stock at the time the warrants were initially issued in 1997.

          The conversion rate of the Series C Preferred Stock was determined by the Board of Directors at the meeting of the Board on September 24, 2002.

          The conversion rate of the Series F Preferred Stock was determined by the Board of Directors at the meeting of the Board on April 1, 2003.

           MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

          Our Common Stock is quoted on the OTC Bulletin Board under the symbol
WTER.OB. As of December 20, 2004, there were approximately 887 holders of record of our common stock. The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the OTC Bulletin
Board. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

                     Fiscal Year-Ended December 31, 2004                  HIGH             LOW
                                                                          ----             ---
      First Quarter                                                       $0.36          $ 0.16
      Second Quarter                                                       0.37            0.14
      Third Quarter                                                        0.34            0.14
      Fourth Quarter                                                       0.29            0.14

                     Fiscal Year-Ended December 31, 2003
      First Quarter                                                       $0.07           $0.01
      Second Quarter                                                       0.07            0.03
      Third Quarter                                                        0.17            0.04
      Fourth Quarter                                                       0.22            0.09

                    Fiscal Year-Ending December 31, 2002
      First Quarter                                                       $0.13           $0.05
      Second Quarter                                                       0.08            0.03
      Third Quarter                                                        0.05            0.02
      Fourth Quarter                                                       0.03            0.01

          We have not paid any dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Subject to our obligations to the holders of our
Series A and Series D Preferred shares, and to the holders of our convertible preferred stock (See "Description of Securities"), the holders of our common stock are entitled to dividends when and if declared by our Board of Directors from legally available funds.

                      EQUITY COMPENSATION PLAN INFORMATION

          The following table provides information as of December 20, 2004 with respect to our shares of Common Stock that may be issued under our existing equity compensation plans:

                                                                           (a)                                            (c)
                                                                        Number of                 (b)                  Number of
                                                                    Securities to be           Weighted-              securities
                                                                       issued upon              average                remaining
                                                                       exercise of           exercise price          available for
                                                                       outstanding           of outstanding         future issuance
                                                                        options,                options,             under equity
                                                                        warrants                warrants             compensation
PLAN CATEGORY                                                          and rights              and rights              plans(1)
-------------                                                          ----------              ----------              --------
EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS:                     -                      -                       -
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS:
Stock Option Plans(2)                                                    6,000,000               $0.25                   None

(1) Excludes securities reflected in column (a).

(2) Consists of 5,000,000 stock appreciation rights granted to David A. Conway which vest over 5 years and 1,000,000 stock appreciation rights granted to
Marshall S. Sterman which vest over 2 years. These individuals were originally granted stock options in January 2004 which were converted to stock appreciation rights in November 2004.

                                       10

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DEVELOPMENT OF THE COMPANY

          The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993 the Company, then known as
Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation that manufactured and marketed water coolers and filters.

RESULTS OF OPERATIONS

          There were no sales recognized for the three months ended September
30, 2004 and September 30, 2003. Revenue for the nine months ended September 30,
2004 and September 30, 2003 were $56,290 and $0 respectively.

          Cost of sales for the three month periods ended September 30, 2004 and
2003 were $24,000 (rent and overhead payments to manufacturers). Cost of sales for the nine month periods ended September 30, 2004 and September 30, 2003 were
$77,250 and $72,000 respectively. An analyses of the components of cost of sales in the 2004 and 2003 periods follows:

    COST OF SALES      ACTUAL         RENT AND OVERHEAD
        PERIOD          CGS        PAYMENTS TO MANUFACTURER      TOTAL

       09/30/04       $ 13,250             $64,000              $77,250

       09/30/03          -                 $72,000              $72,000

          Selling, general and administrative expenses for the three months ended September 30, 2004 were $428,357, compared to $216,094 for the year earlier period, an increase of 98%. Selling, general and administrative expenses for the nine months ended September 30, 2004 were $985,037, compared to $621,884 for the year earlier period, an increase of 58%, primarily due to higher marketing costs and sales commissions. In the quarter ended September 30, 2004, expenses included $75,000 paid to IMSCO (International Multiracial Shared
Cultural Organization) upon approval of the Company's application for certification and consultant status with IMSCO, an NGO in Specialized status with the Economic and Social Council of the United Nations. The Company believes that the United Nations certification of its humanitarian water projects will enhance its ability to secure the funding needed for the successful completion of its projects. In the quarter ended June 30, 2004, the Company recognized a loss on settlement of debt of $2,407,867.

          The net loss for the three and nine month periods ended September 30,
2004 was $489,914 and $3,302,675, respectively, and $1,324,578 and $2,241,504 for the three and nine month periods ended September 30, 2003, respectively.

          Sales for the fiscal years ended December 31, 2003 and December 31,
2002 were $0 and $40,000, respectively. During the twelve month period ended
December 31, 2003 the Company received payment for one PureSafe Water Station unit but did not recognize the revenue until the first quarter of 2004, when the unit was shipped. The Company sold one PureSafe Water Station in 2002 to White
Cross Partners for installation in Juticalpa, Honduras.

          Cost of sales decreased from $246,430 for the year ended December 31,
2002, to $88,000 for the year ended December 31, 2003, a decrease of $158,430, or 64%. The decrease is largely due to an increase in inventory reserves recorded in the 2002 period. An analysis of the components of cost of sales in the 2002 and 2003 periods follows:

                                       11

  COST OF SALES     INVENTORY      ACTUAL         RENT AND OVERHEAD
      PERIOD         RESERVE        CGS       PAYMENTS TO MANUFACTURER      TOTAL

       2002         $159,250      $17,280              $69,900             $246,430

       2003             0            0                 $88,000             $ 88,000

          Selling general and administrative expenses for the twelve months ended December 31, 2003 were $817,625 compared to $789,120 for the twelve months ended December 31, 2002, an increase of $ 28,505 or 4%. The increase in expense is primarily due to cost of a negotiated settlement of a pending litigation.

          Interest expense for the year ended December 31, 2003 was $152,478, compared to $179,111 for the year ended December 31, 2002, a decrease of
$26,633, or 15%. Interest expense during 2002 included an additional $23,000 related to a settlement.

          In 2003 the Company recognized a non-cash expense of $2,477,376 attributable to the shares to be issued to the Company's CEO upon the voluntary surrender of his non-dilution agreement, compared to a non-cash charge of
$208,935 in 2002.

          The net loss for the fiscal year ended December 31, 2003 was
$3,535,479 compared to $1,589,746 for the fiscal year ended December 31, 2002, an increase of $1,945,733.

LIQUIDITY AND CAPITAL RESOURCES

          At September 30, 2004 the Company had a working capital deficiency of approximately $1,400,000. In addition the Company continues to suffer recurring losses. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The interim unaudited financial statements have been prepared assuming that  the Company will continue as a going concern.
Management's plans with respect to these matters include restructuring its existing debt, raising additional capital through future issuances of stock and/or equity, and finding sufficient profitable markets for its products to generate sufficient cash to meet its business obligations. The interim unaudited financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

          During the nine months ended September 30, 2004 the Company raised
$412,756 from the sale of preferred stock and $207,600 from the sale of common stock.

          At December 31, 2003, the Company had a stockholders' deficiency of approximately $6,059,000 and a working capital deficiency of approximately
$5,628,000. In addition, the Company has a net loss of approximately $3,535,000 and $1,590,000 for the years ended December 31, 2003 and 2002, respectively.
These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements have been prepared assuming that the Company will continue as a going concern. The auditor's report on its financial statements included elsewhere herein contains an explanatory paragraph about the Company's ability to continue as a going concern. Management's plans with respect to these matters include restructuring its existing debt, raising additional capital through future issuances of stock and/or debt. The financial statements do not include any adjustments that might be necessary should the
Company be unable to continue as a going concern.

          The Company, during 2003 and 2002, raised $599,871 and $417,500, respectively through the sale of common and preferred stock.

          During 2002, the Company continued the restructuring of its debt. In the second quarter of 2002 ,the Company reached a negotiated settlement in an action brought by certain debenture holders (the "Bridge Lenders") in New

                                       12

Hampshire Superior Court. The litigants sought repayment of $300,000 of debenture principal, together with interest from 1997, and the issuance of penalty shares for non-payment of principal and interest. In addition, damages were sought relating to the Company's failure to register the shares issued under a related warrant agreement.

          The Company and the Bridge Lenders settled this dispute for a total of
$497,500, payable in shares of the Company's common stock. The number of shares of common stock to be paid was determined by dividing $497,500 by the average daily trading price of Water Chef common stock over a thirty (30) day trading period, commencing upon the execution of the settlement agreement. Due to these requirements, the Company was obligated to issue 17,037,671 shares of common stock, based on an average price over the measurement period of $0.0292, which shares were issued on June 28, 2004 and which shares the Company is seeking to register hereunder.

          In addition to the issuance of the above-mentioned shares, attached to the original Bridge Loans were warrants for the purchase of the Company's common stock at $0.15 per share. The debenture holders that participated in the legal action had the lives of their warrants extended. Such warrants that were to have expired in March 2002 were initially extended until March 2004, and were subsequently extended again until twelve months following the effective date of this registration statement. A total of 1,666,667 shares of common stock may be purchased under these extended warrants. The Company has recorded a non-cash charge of $111,000 related to the extension of the lives of these warrants. Such charge is included in the loss on settlement of debt.

          In addition to the above settlement with Bridge Lenders who participated in the legal action, the Company settled its obligation with debenture holders that did not participate ("non-participating debenture holders") in the legal action. These non-participating debenture holders had total debentures of $75,000, plus accrued interest of $9,850, totaling $84,850 as of the settlement date. In conjunction with the above settlement, the Company settled these outstanding non-participating debentures, plus accrued interest, with the issuance of 750,000 shares of common stock valued at $0.0292 per share, or $21,900. The terms of their warrants were not extended, nor are they entitled to receive additional shares based of the Company's common stock achieving a certain average trading price 30 days subsequent to the settlement with the participating debenture holders. The Company has recorded a $62,950 gain with regard to the settlement of the non-participating debentures. As of December 31,
2002, the 750,000 shares had not been issued as the Company did not currently have a sufficient number of authorized and unissued common shares to settle these non-participating debentures. As such the Company recorded these 750,000 shares to be issued as a liability in common stock to be issued for $21,900 as of December 31, 2003. In addition the Company recorded a charge of $2,477,376 in
2003, and $208,935 in 2002, for the voluntary surrender by the Company's
President and CEO of his anti-dilution agreement. Such cost was satisfied with the issuance of 14,923,958 shares of common stock, on June 28, 2004, after approval by the Company's shareholders in the number of authorized shares of the
Company common stock. As such the Company recorded these 14,923,958 shares to be issued as a liability in common stock to be issued for $2,686,311 as of December
31, 2003. Upon issuance in June 2004, the value of the 14,923,958 shares was
$2,462,451.

          During the year ended December 31, 2002, the Company received $200,000 for 4,000,000 shares of its common stock which were issued in June, 2004 after the approval was given by stockholders to increase the number of common shares of the Company.

          During the year ended December 31, 2002, the Company agreed to issue to various third parties an aggregate of 1,329,191 shares of its common stock in connection with professional services. These shares will be issued upon the approval by the stockholders of the increase in the number of authorized common shares of the Company.

          On June 4, 2004, at a special meeting of the Company's stockholders, the Company received the approval of its stockholders for an increase in the authorized shares of the Company from 100,000,000 shares to 200,000,000 shares.
This increase in the outstanding shares diluted the ownership interest of current shareholders.

          Management is currently attempting to settle or restructure the remaining debt, and plans to satisfy its existing obligations with cash derived from the profitable sale of its products.

                                       13

                             SELLING SECURITYHOLDERS

          The following table sets forth the name of each of the selling stockholders, the number of shares beneficially owned by each of the selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of common stock owned by each of the selling stockholders after the offering is completed. Except for David A. Conway, John J. Clarke,
Marshall S. Sterman and Rudolf W. Schindler, none of the selling stockholders has been an officer, director or had any material relationship with us within the past three years.

                                                                                                      Number of Common
                                                            Number of                               Shares/Percentage of
                                                         Common Shares                            Class to Be Owned After
                                                         Owned Prior to      Number of Common          Completion of the
                                                          the Offering     Shares to be Offered            Offering
                                                          ------------     --------------------            --------
-------------------------------------------------------------------------------------------------------------------------
Jaime Asaro                                                  179,375              175,000                    4,375 / *
-------------------------------------------------------------------------------------------------------------------------
Bear Paw Development Corporation of                        2,000,000            2,000,000                       -0-
Northern Montana
-------------------------------------------------------------------------------------------------------------------------
Stanley Bergenfeld                                            37,500               37,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
John A. Borger                                               141,667              141,667                       -0-
-------------------------------------------------------------------------------------------------------------------------
Gladys L. Cady                                               166,667              166,667                       -0-
-------------------------------------------------------------------------------------------------------------------------
Layla M. Cady                                                250,000              250,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
William A. Cady                                            1,000,000            1,000,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
William A. Cady II                                           250,000              250,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Canaccord Capital Corporation                                666,666              666,666                       -0-
-------------------------------------------------------------------------------------------------------------------------
Juan E. Canon Sr.                                            400,000              400,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Randy Chalom                                                  20,000               20,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
John J. Clarke Jr.(1)                                      1,500,000            1,500,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Leonard Cohen                                              1,350,000            1,350,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Francis L. Collins & Marilyn Collins JTWROS                1,000,000            1,000,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Caroline S. Conway                                         4,507,283            4,507,283                       -0-
-------------------------------------------------------------------------------------------------------------------------
David A. Conway (2)                                          270,000              270,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
David A. Conway & Rosanne K.                              14,345,715           14,345,715                       -0-
Conway J. JTWROS (2)
-------------------------------------------------------------------------------------------------------------------------
David A. Conway IRA ACCT #01-01-                          10,495,067           10,495,067                       -0-
002-2052306 (2)
-------------------------------------------------------------------------------------------------------------------------
Jennifer S. Conway                                         4,507,283            4,507,283                       -0-
-------------------------------------------------------------------------------------------------------------------------

                                       14

                                                                                                      Number of Common
                                                            Number of                               Shares/Percentage of
                                                         Common Shares                            Class to Be Owned After
                                                         Owned Prior to      Number of Common          Completion of the
                                                          the Offering     Shares to be Offered            Offering
                                                          ------------     --------------------            --------
-------------------------------------------------------------------------------------------------------------------------
K. Thomas Decoster                                         1,169,806            1,169,806                       -0-
-------------------------------------------------------------------------------------------------------------------------
K. Thomas Decoster & Callaway W.                           1,403,773            1,403,773                       -0-
Decoster JTWROS
-------------------------------------------------------------------------------------------------------------------------
Jennifer Elliott                                             292,453              292,453                       -0-
-------------------------------------------------------------------------------------------------------------------------
Earl E. Ellis                                              2,000,000            2,000,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Ellis International                                           66,667               66,667                       -0-
-------------------------------------------------------------------------------------------------------------------------
Haichel Esther                                               400,000              400,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Anthony A. Famighetti                                         37,500               37,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
George I. Feinsod                                            100,000              100,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Joseph R. Fichtl TTEE Joseph R. Fichtl                     2,339,611            2,339,611                       -0-
1995 TRUST
-------------------------------------------------------------------------------------------------------------------------
George F. Frank Jr.                                        1,000,000            1,000,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Gordon T. Freeman                                             20,000               20,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
David Fried                                                   37,500               37,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
Michael P. Gaudette & Roberta S.                           1,169,806            1,169,806                       -0-
Gaudette JT TEN
-------------------------------------------------------------------------------------------------------------------------
Claudette L. Gelfand TTEE Claudette                        1,169,806            1,169,806                       -0-
L. Gelfand REV TR
-------------------------------------------------------------------------------------------------------------------------
Henry Glickman                                                12,500               12,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
Charles R. Grader                                             46,667               46,667                       -0-
-------------------------------------------------------------------------------------------------------------------------
Dwight W. Grader                                           1,033,333            1,033,333                       -0-
-------------------------------------------------------------------------------------------------------------------------
Catherine C. Griffin                                       1,169,806            1,169,806                       -0-
-------------------------------------------------------------------------------------------------------------------------
Peter G. Hall                                                 50,000               50,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Alexander Harris                                             467,920              467,920                       -0-
-------------------------------------------------------------------------------------------------------------------------
Holly O. Harris                                              467,920              467,920                       -0-
-------------------------------------------------------------------------------------------------------------------------
Michael B. Hayden & Diane L. Hayden                        1,169,806            1,169,806                       -0-
JT TEN
-------------------------------------------------------------------------------------------------------------------------
Nina W. Held                                                 250,000              250,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Alden Hertzka                                                354,951              292,451                   62,500 / *
-------------------------------------------------------------------------------------------------------------------------

                                       15

                                                                                                      Number of Common
                                                            Number of                               Shares/Percentage of
                                                         Common Shares                            Class to Be Owned After
                                                         Owned Prior to      Number of Common          Completion of the
                                                          the Offering     Shares to be Offered            Offering
                                                          ------------     --------------------            --------
-------------------------------------------------------------------------------------------------------------------------
Alexander Hertzka                                            354,951              292,451                   62,500 / *
-------------------------------------------------------------------------------------------------------------------------
Robert Hertzka                                               354,951              292,451                   62,500 / *
-------------------------------------------------------------------------------------------------------------------------
HIF Enterprises                                               10,000               10,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Hill County                                                  100,000              100,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Annette Hunter                                               100,000              100,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Wedbush Morgan Securities FBO                                166,666              166,666                       -0-
Bernie Iantosca
-------------------------------------------------------------------------------------------------------------------------
John R. Ing                                                   60,000               60,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
W.W. Trading International                                   312,500              312,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
Raimond Irni                                                 310,000              310,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
H Jacobwitz                                                   11,428               11,428                       -0-
-------------------------------------------------------------------------------------------------------------------------
Robert E. Jordan & Betsy P. Jordan                           666,667              666,667                       -0-
JTWROS
-------------------------------------------------------------------------------------------------------------------------
John W. Knipf                                                 40,000               40,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Phillip Koch                                                   6,000                6,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Kollel Metzioynim Lhoroah                                    450,000              450,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Nachum Lis                                                   800,000              800,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Lockridge Tool Co IN                                          60,000               60,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Jason Lyons                                                   62,500               62,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
Lyons Capital Group LLC                                      625,000              625,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Dror Magori                                                   10,000               10,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Eligio Majerovic                                             170,000              170,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Michael Majerovic                                              7,800                7,800                       -0-
-------------------------------------------------------------------------------------------------------------------------
Jonathan McDernott                                            10,000               10,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Michael P. Swimoff                                           100,000              100,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Ezra Moas                                                     10,000               10,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Ezra Y. Moas                                                  10,000               10,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Rafael Moas                                                   72,500               72,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
Barry Moskowitz                                            1,784,840            1,784,840                       -0-
-------------------------------------------------------------------------------------------------------------------------
Ezra Mosseri                                                  10,000               10,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Jack Neiman                                                   50,000               50,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Max Ollech                                                   250,000              250,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
The Stock Pit                                                 50,000               50,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Deborah A. Power                                              20,000               20,000                       -0-
-------------------------------------------------------------------------------------------------------------------------

                                       16

                                                                                                      Number of Common
                                                            Number of                               Shares/Percentage of
                                                         Common Shares                            Class to Be Owned After
                                                         Owned Prior to      Number of Common          Completion of the
                                                          the Offering     Shares to be Offered            Offering
                                                          ------------     --------------------            --------
-------------------------------------------------------------------------------------------------------------------------
Deborah A. Power C/F Audrey D.                                20,000               20,000                       -0-
Cooney UGMA MA
-------------------------------------------------------------------------------------------------------------------------
Deborah A. Power C/F Olivia M.                                20,000               20,000                       -0-
Cooney UGMA MA
-------------------------------------------------------------------------------------------------------------------------
Jeffrey R. Power                                           1,600,000            1,600,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Jeffrey R. Power Jr.                                         100,000              100,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Jeffrey R. Power Jr. C/F Jeffrey  R.                          20,000               20,000                       -0-
Power III UGMA MA
-------------------------------------------------------------------------------------------------------------------------
Jeffrey R. Power Jr. C/F Kerry E.                             20,000               20,000                       -0-
Power UGMA MA
-------------------------------------------------------------------------------------------------------------------------
Pamela L. Power                                               20,000               20,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Pamela L. Power C/F Mae L.                                    20,000               20,000                       -0-
Pennebaker UGMA NY
-------------------------------------------------------------------------------------------------------------------------
Pamela L. Power C/F Natahniel                                 20,000               20,000                       -0-
Pennebaker UGMA NY
-------------------------------------------------------------------------------------------------------------------------
Elliott Pratt                                                696,428              696,428                       -0-
-------------------------------------------------------------------------------------------------------------------------
Howard Rabinowitz                                             10,000               10,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
David Rappaport                                              262,500              262,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
Resnick & Company LLC                                        683,333              683,333                       -0-
-------------------------------------------------------------------------------------------------------------------------
Elizabeth Rich                                                 1,500                1,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
Earl Roberts                                                  50,000               50,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Morris Sabbagh                                                20,000               20,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Samaritan Group International Corp.                          500,000              500,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Jerry Santavasci & Barbara Santavasci                             20                   20                       -0-
JT TEN
-------------------------------------------------------------------------------------------------------------------------
Rudolf W. Schindler (3)                                      411,100              411,100                       -0-
-------------------------------------------------------------------------------------------------------------------------
David Schor                                                   22,520               22,520                       -0-
-------------------------------------------------------------------------------------------------------------------------
Segoes Trust                                                 900,000              900,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Wedbush Morgan Securities FBO Larry                          166,666              166,666                       -0-
Smith
-------------------------------------------------------------------------------------------------------------------------
Squire Sanders & Dempsey                                      25,000               25,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Marshall S. Sterman (4)                                    1,650,000              950,000                  700,000 / *
-------------------------------------------------------------------------------------------------------------------------
Domenic M. Strazzula                                       2,339,611            2,339,611                       -0-
-------------------------------------------------------------------------------------------------------------------------
Sunnybrook Securities LTD                                    500,000              500,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
H. Howard Thomson                                            125,000              125,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Wedbush Morgan Securities FBO H                              166,666              166,666                       -0-
Howard Thomson
-------------------------------------------------------------------------------------------------------------------------
Harold Tishler                                                40,000               40,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Harris Tunick                                                 50,000               50,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
W W Trading International                                  1,496,437            1,496,437                       -0-
-------------------------------------------------------------------------------------------------------------------------

                                       17

                                                                                                      Number of Common
                                                            Number of                               Shares/Percentage of
                                                         Common Shares                            Class to Be Owned After
                                                         Owned Prior to      Number of Common          Completion of the
                                                          the Offering     Shares to be Offered            Offering
                                                          ------------     --------------------            --------
-------------------------------------------------------------------------------------------------------------------------
Norman Wax                                                     2,500                2,500                       -0-
-------------------------------------------------------------------------------------------------------------------------
Frank Weston                                               1,000,000            1,000,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
John Whelan                                                   60,000               60,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Joseph Whelan                                                 40,000               40,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
William Whelan                                                20,000               20,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
Robert Wildman                                               696,428              696,428                       -0-
-------------------------------------------------------------------------------------------------------------------------
Vance R. Wunning                                             100,000              100,000                       -0-
-------------------------------------------------------------------------------------------------------------------------
* - Less than 1%

     (1)  John J. Clarke, founder and Managing Director of Baldwin & Clarke
          Corporate Finance, served as a member of the Board of Directors from
          July 1997 to March 2000, at which time he resigned in order to concentrate on other responsibilities. Mr. Clarke rejoined the Board in March 2004.

     (2)  David A. Conway became a member of the Board of Directors in July
          1997, and became President and Chief Executive Officer in 1998. In addition Mr. Conway currently serves as Chairman of the Board of
          Directors.

     (3)  Rudolf W. Schindler served as an officer of the Company from September
          1998 to October 2002, at which time he resigned as an officer of the
          Company.

     (4)  Marshall S. Sterman, Chairman of The Mayflower Group, Ltd., joined the Board of Directors in March 2000.

          Our registration of the shares included in this prospectus does not necessarily mean that each of the selling stockholders will opt to sell any of the shares offered hereby. The shares covered by this prospectus may be sold from time to time by the selling stockholders so long as this prospectus remains in effect.

                              PLAN OF DISTRIBUTION

          We are registering 1,666,667 shares of our common stock issuable, otherwise than through underwriters, upon exercise of warrants. We anticipate we will receive $0.15 per share upon the exercise of the warrants. The warrants were issued to certain holders in connection with a settlement agreement dated as of June 20, 2002. The warrants are currently exercisable. Subject to certain conditions contained in the warrants, we have the right to redeem or call the warrants. We will not receive any proceeds from the subsequent sale of the common stock, although we may receive up to $250,000 (less expenses) if all the warrants are exercised by the warrant holders. We will bear all fees and expenses incident to registering the shares of common stock.

          We are also registering 17,037,671 shares of common stock previously issued to certain existing shareholders in connection with a settlement of agreement dated as of June 20, 2002. We will not receive any proceeds from the subsequent sale of this common stock. We will bear all fees and expenses incident to registering these shares of common stock.

          We are also registering up to 7,766,666 shares of common stock issuable upon conversion of our Series C Convertible Preferred Stock. We will not receive any proceeds from the subsequent sale of this common stock. We will bear all fees and expenses incident to registering these shares of common stock.

          We are also registering up to 15,881,480 shares of common stock issuable upon conversion of our Series F Convertible Preferred Stock. We will not receive any proceeds from the subsequent sale of this common stock. We will bear all fees and expenses incident to registering these shares of common stock.

          We are also registering 60,762,971 shares of common stock on behalf of the selling securityholders, as well as on behalf of their donees, pledgees, transferees or other successors-in-interest, if any, who may sell shares received as gifts, pledges, distributions or other non-sale related transfers.
Neither we, nor the selling securityholders, have employed an underwriter for the sale of common stock by the selling securityholders. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding

                                       18

the sale of their securities, nor is there an underwriter or coordinating broker acing in connection with the proposed sale of the shares by the selling securityholders. We will not receive any proceeds from the subsequent sale of the shares of common stock. We will bear all expenses in connection with the preparation of this prospectus and registration of the shares. The selling securityholders will bear brokerage commissions and similar selling expenses associated with the sale of their common stock.

          The selling securityholders may offer their shares of common stock from time to time directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions (which may include block transactions):

o    On any stock exchange or automated quotation system on which the shares of common stock may be listed at the time of sale;

o    In negotiated transactions;

o    In the over-the-counter market;

o    Put or call option transactions relating to the shares;

o    Short sales relating to the shares; or

o    In a combination of any of the above transactions.

          The selling securityholders may offer their shares of common stock at any of the following prices, which may reflect discounts from the prevailing market prices at the time of sale:

o    Fixed prices that may be changed;

o    Market prices prevailing at the time of sale;

o    Prices related to such prevailing market prices;

o    At negotiated prices; or

o    Varying prices determined at the time of sale.

          The selling securityholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

          Any broker-dealer acquiring common stock from the selling
securityholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the OTCBB or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling securityholders and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section
2(11) of the Securities Act of 1933, as amended; any commissions received by such broker-dealers and any profit on the resale of shares sold by them as principals might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

          Because selling securityholders may be deemed to be "underwriters"
within the meaning of Section 2(11) of the Securities Act of 1933, as amended, the selling securityholders will be subject to the prospectus delivery requirements of such Act.

          The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the
Securities Act of 1933, as amended, provided they meet the criteria and conform to the requirements of such Rule.

          If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a post-effective amendment to the registration statement of which this prospectus is a part under the Securities Act of 1933, as amended, disclosing:

     o    the name of each such selling stockholder and of the participating broker-dealer(s);

     o    the number of shares involved;

     o    the price at which such shares were sold;

     o    the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     o    that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     o    other facts material to the transaction.

          None of the selling securityholders is a broker-dealer or an affiliate of a broker-dealer.

          There can be no assurance that the selling securityholders will sell any or all of the shares offered by them under this prospectus.

                                       19

                                    BUSINESS

THE COMPANY

          Water Chef designs and markets water purification equipment. Water coolers and filters were a substantial part of the Company's business from 1993 until the fourth quarter of 2001, at which time this business was sold so that
Water Chef could concentrate on the further development, manufacturing and marketing of their patented line of "PureSafe" water purification systems. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. To date, the Company has shipped 20 PureSafe units.
Revenue has been recognized on only 2 PureSafe units as 18 units which were shipped to the Kingdom of Jordan have not met the criteria for revenue recognition due to no reasonable assurance of collectibility.

BACKGROUND

          The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993 the Company, then known as
Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation, which manufactured and marketed water coolers and filters.

PRODUCTS

          Water coolers and filters were a substantial part of the Company's business from 1993 until the fourth quarter of 2001, at which point this business was sold and Water Chef decided to concentrate its efforts on the further development, manufacturing and marketing of the PureSafe, since management believed that its water dispensers and its wide variety of consumer oriented water filtration products met or exceeded the design, quality and performance of competitive products. Market considerations were such, however, as to limit opportunities for profit and growth.

          In 1998, searching for a "killer application", Water Chef management focused on the worldwide need for safe drinking water for populations who are not served by municipal water treatment facilities, or are served by municipal systems that have malfunctioned because of improper maintenance or faulty design. The result of that activity is the PureSafe Water Station, a turn-key unit that converts "gray", or bathing grade, water into EPA-grade drinking water. The PureSafe eliminates all living pathogens that pollute non-processed water - bacteria, cysts, viruses, parasites, etc. - at an affordable cost for the emerging economies of the world.

          The PureSafe Water Station was tested by H2M Labs, Inc. which is approved by Nassau and Suffolk counties in New York to perform drinking water testing for the various municipalities in those counties. The specific test performed was a total and fecal coliform bacteria test, wherein the source water storage tank which feeds the PureSafe was tested for the presence of total and fecal coliform bacteria. The source water tank was found to have 50 colonies of coliform bacteria present. The source water tank was then "spiked" with a three
(3) liter concentration of laboratory grown and cultured bacteria and the storage tank were measured again with 80,000,000 colonies of bacteria detected.
After being processed through the PureSafe system, the water was tested again, and "FEWER THAN 2 COLONIES" were detected. In addition to the laboratory test conducted for

                                       20

          Water Chef by H2M Labs, the available scientific literature, in industry journals such as Water Technology and Water Conditioning and
Purification International, supports the statement that an ozone system such as the one utilized in the PureSafe effectively eliminates all living pathogens.
Ozone was first used in municipal water treatment in Nice, France in 1904, and then in the Jerome Park Reservoir in the Bronx, New York in 1906.

          The PureSafe Water Station is a self-contained, six stage water purification center. It is housed in the equivalent of a small storage container
- approximately four feet wide, seven feet long, and six and one-half feet high.
The unit weighs approximately eleven hundred pounds (without water) and has been configured for portability, durability, and easy access to its essentially off-the-shelf components. It is constructed with weather and UV resistant fiberglass, aluminum and steel, and is equipped with internal and external lighting.

          The core version of the PureSafe can purify and dispense up to 15,000 gallons of water per day for an all-inclusive cost (labor, power, amortization of the capital cost, replacement filters, cartridges and media) of approximately one-half cent per gallon. The process wastes very little water, producing approximately one gallon of pure drinking water for every gallon processed. The unit can be moved with a single fork-lift and is transportable by truck or helicopter. Operating the PureSafe is simple and straightforward. Due to its turn-key design, minimum wage personnel can be trained to operate the unit. A system of fail-safes is built into the operation, and aside from easily installable spares such as filters and cartridges, a maintenance and oversight program established by Water Chef should maintain the operating efficiencies built into the system. Water Chef warrants each unit for a period of one year so long as the consumer adheres to required maintenance protocols, using Water Chef supplied parts, as prescribed in the maintenance manual. The Company also offers larger versions of the PureSafe Water Station to provide pure water in quantities up to 5,000 gallons per hour. To date, there have been no warranty claims for the PureSafe product operating in the field. Water Chef also plans to have periodic inspections of installed equipment by the Company's agents.

MANUFACTURING

          In 2000 the Company entered into a subcontracting agreement with Davis
Aircraft Products Inc. ("Davis") for the manufacture of the PureSafe. Based upon the experience and the resources of Davis, Water Chef's management believes that
Davis can provide the production and manufacturing support services necessary to supply Water Chef's requirements over the foreseeable future at a price, and with the quality and performance standards necessary to meet, or exceed, the needs of the markets that the Company expects to serve. In addition, Davis supervises much of the Company's research and development activities.

RAW MATERIALS

          The PureSafe has been designed to use, for the most part, readily available off-the-shelf components, sub-systems and equipment. Inasmuch as each of the components and sub-systems are available from multiple vendors, the
Company does not believe that obtaining these for its sub-contractor, for itself, or for others if it chooses to manufacture elsewhere, will be a problem.

COMPETITION

          Water Chef's modular, turn-key PureSafe Water Station directly addresses the drinking water needs of those environs which do not today, and are unlikely to, enjoy access to municipally treated water. The Company has produced a turnkey solution that produces pure water to meet U.S. EPA drinking water standards. This is a far different market than that addressed by the segment of the industry that has concentrated on the multi-billion dollar municipal water treatment sector, or the equally large residential sector. The municipal solution requires significant investment for infrastructure development
(building plants and laying miles of distribution pipes), and products for residential markets do not offer the performance or features to meet the needs of the underdeveloped nations of the world.

          Management does recognize that its potential competitors have far more resources, and that being first to the marketplace is no assurance of success.
It must be assumed that others are working on systems that, if successfully brought to market, could seriously impact the viability of the company.

                                       21

          The Company does not currently have any customers. However, the
Company is actively marketing its products to potential customers in Bangladesh,
China, Egypt, El Salavador, and Honduras, and to agencies and departments of the
U.S. Government.

MARKETING

          The potential market for the PureSafe is substantial and is both worldwide and domestic. According to studies performed by the World Health
Organization (WHO) and the United Nations, major parts of Africa, the Middle
East, Southeast Asia, the Indian sub-continent, Latin and South America, the
Caribbean, and much of Eastern Europe is in need of adequate supplies of pure water. Parts of Florida, Georgia, and other regions in the United States have also reported fresh water deficits. In part, solving this problem has been a question of appropriate technology. Secondarily, but just as important, in a vast part of the world is the need to secure third party financing so that the local populace can enjoy the benefits of clean water.

          Water Chef believes that it has demonstrated that it possesses the technology. The Company also believes that financing is available for third world economies from a variety of sources. The challenge for the Company, a virtual unknown in the industry and with limited capital, is in getting its message in front of decision makers. To this end, Water Chef has enlisted the aid of some of the world's most outstanding experts in water purification, especially as it relates to the needs of underdeveloped countries.

          The Company's Scientific Advisory Board is chaired by Dr. Ronald Hart, former Director of The National Center for Toxicological Research and a U.S.
Food and Drug Administration "Distinguished Scientist in Residence". The Board
also includes Dr. Mohamed M. Salem, Professor of Occupational and Environmental
Medicine, Cairo University; Dr. Richard Wilson, Mallinckrodt Research Professor
of Physics, Harvard University; Dr. Mostafa K. Tolba, former
Under-Secretary-General of the United Nations and Director of the U.N.'s
Environmental Program; and Lord John Gilbert, former Minister of State for
Defence for the United Kingdom under three Prime Ministers and
Secretary/Treasurer of the Tri-Lateral Commission.

          Not only have the members of the Scientific Advisory Board provided valuable input and guidance to the Company with respect to system design, technological input, remediation approaches and a great deal of information relative to the unique water problems facing many areas of the world, but they have also been active in introducing Water Chef to commercial opportunities.

          During 2000, the Company entered into a master distribution agreement with 4Clean Waters Ltd., a newly formed Hong Kong corporation, to market the
PureSafe internationally. In addition to lending the Company money in exchange for notes with an option to convert to the Company's common stock, 4Clean Waters had certain threshold sales requirements necessary to retain their exclusivity.
In addition to cash incentives, there were provisions that would have allowed
4Clean Waters to purchase additional shares in Water Chef from commissions earned. While there were a number of sales initiatives that had been initiated by 4Clean Waters, and the relationship has been cooperative and ongoing, 4Clean
Waters was not able to produce sales for the Company as anticipated during the term of the agreement. Notwithstanding the agreement with 4Clean Waters, the
Company retained the right to market the PureSafe Water Station itself, with the understanding that sales made directly by Water Chef, with the exception of certain "grand-fathered" accounts, would count against the minimum sales required in the year for 4Clean Waters to retain their sales exclusivity. The limited sales of the PureSafe thus far have been as a result of the Company's own marketing activities. Until the September 11, 2001 attacks on the World
Trade Center and the Pentagon, Water Chef had not considered the U.S. domestic market an important part of its overall marketing strategy.

          Now, however, with the creation of the Homeland Security Agency and a new focus on possible terrorist attacks in the United States causing the creation of programs to ensure the protection and preservation of our water resources, opportunities for Water Chef's products have opened up. Water Chef has been in discussion with political and government contacts to explore the applications for the PureSafe as a back-up drinking water system in case of damage to municipal systems and as redundant pure water systems in government owned facilities. On the basis of these discussions and other information relative to homeland security, the Company will be pursuing various options for sales to this market.

                                       22

PATENTS

          The Company filed for patent protection on its PureSafe Water Station in October of 1998 and received formal notification that the patent had been issued on February 19, 2002. The Company feels that this patent upholds the claims that the PureSafe system is a unique product. In addition to its U.S.
patent, the Company has filed for patent protection in the countries of the
European Union, and in Canada, Mexico, China, Hong Kong, Korea and Japan. The
patent application for the European Union (01-126 980.0) was filed on November
13, 2001; Canadian Application No. 2,362,107 was filed on November 3, 2001;
Mexican Application No. PA/a/2001/12042 was filed on November 23, 2001; the
Chinese Application No. 01136187.5, was filed on November 21, 2001, and was found to be in compliance on June 20, 2003; the Hong Kong Application No.
03107837.9 was filed on October 3, 2003; and the Korean Patent Application No.
10-2001-0070453 was filed on November 20, 2001. Each of the patent applications has been accepted, Requests for Examination have been made, and the Company currently has patent protection in the requested venues.

          The name PureSafe Water Station and the stylized water droplet mark have been trademarked in the United States.

          Water Chef has also incorporated patented and proprietary technology in the PureSafe and is confident that it can protect this intellectual capital throughout the manufacturing and distribution cycle.

          There can be no assurance that any application of the Company's technologies will not infringe patent or proprietary rights of others, or that licenses which might be required for the Company's processes or products will be available on favorable terms. Furthermore, there can be no assurance that challenges will not be made against the validity of the Company's patent, or that defenses instituted to protect against patent violation will be successful.

SEASONALITY

          The Company does not expect the Pure Safe to be influenced by seasonality. The Company's marketing efforts to date have been directed to
Central and South America, the Asian sub-continent, and the Middle East. No specific government approvals are required, except for the possibility that export licenses will be required in specific instances.

RESEARCH AND DEVELOPMENT

          Research and development takes place at the Company's office. Testing, modeling, simulation and prototype manufacturing are outsourced with much of the ongoing development taking place at the Company's contract manufacturing facilities under the supervision of Davis Water Products. The Company estimates that the design, prototyping and development of the PureSafe Water Station has cost in excess of $2 million over the past three years.

EMPLOYEES

          As of December 20, 2004, the Company employed one executive officer and two administrative personnel in its headquarters.

          The Company believes there is a sufficient number of persons available at prevailing wage rates in or near our manufacturing locations that should expansion of its production require additional employees, they would be readily available. The Company has no collective bargaining agreement with any of its employees.

DESCRIPTION OF PROPERTY

          In the fourth quarter of 2001 the Company closed its manufacturing facility in Montana, and sold its water cooler and filter business and has transferred its relationship with a joint venture in China, which was 51% owned by Water Chef, to the buyer of this discontinued operation. It presently has no owned or leased manufacturing facilities, nor does the Company currently have a plan to acquire its own manufacturing facility. The PureSafe Water Station is manufactured for the Company under a contract by Davis Water Products The
Company maintains its headquarters office in leased office space in Glen Head,
New York.

                                       23

          To the extent possible the Company intends to utilize leased space for its future needs.

                                LEGAL PROCEEDINGS

          In May 2001, the Company entered into a distribution agreement with a company (the "Sub Distributor") based in Jordan. The Sub Distributor has agreed to purchase no fewer than 100 units of the Company's "Pure Safe Water Station"
during 2001 and a minimum of 50 units in each of 2002 and 2003. To date, the
Company has shipped 20 PureSafe units. Revenue has been recognized on only 2
PureSafe units as 18 units which were shipped to the Kingdom of Jordan have not met the criteria for revenue recognition due to no reasonable assurance of collectibility. The Company has recorded the cost of the inventory shipped as a loss contingency of $242,035 during the year ended December 31, 2001, since return of the items is uncertain. The Company has engaged legal counsel in
Jordan to pursue legal remedies and obtain payment for all units shipped.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

          As of December 20, 2004, the Company's Directors, Executive Officers
and Scientific Advisory Board Members consisted of the following individuals:

Name                           Age        Position(s) with the Company

David A. Conway                62         Director, Chairman, President
                                          and Chief Executive Officer
John J. Clarke++               62         Director
Ronald W. Hart +               61         Chairman, Scientific Advisory Board
Mohamed M. Salem +             52         Scientific Advisory Board
Marshall S. Sterman++          73         Director
Richard Wilson +               78         Scientific Advisory Board
Dr. Mostafa K. Tolba           82         Scientific Advisory Board
Lord John Gilbert              78         Scientific Advisory Board

+    Members of the Scientific Advisory Board will receive an honorarium, in the form of cash or common stock, for their service at the discretion of the Board of Directors.

++   Member of Audit Committee and Compensation Committee.

David A. Conway

          Mr. Conway was elected to the Board in 1997 and joined the Company as
President and Chief Executive Officer in 1998. Previously, he held the positions of President and COO of a privately held public relations and marketing company;
Director and VP Administration of KDI Corporation (NYSE); VP Administration
Keene Corporation (NYSE) and earlier positions with CBS and Goldman Sachs &
Co. Mr. Conway served as an infantry officer in the US Army, holds undergraduate and graduate degrees from Fordham University and is listed in Who's Who in
America.

Lord John Gilbert (Ph.D.)

          Lord John Gilbert joined the Scientific Advisory Board in 2001. Lord
Gilbert served as Minister of State for Transportation, Minister of State for
Finance, and as Minister of State for Defence in the United Kingdom under three
Prime Ministers. Lord Gilbert is Secretary/Treasurer of the Tri-Lateral
Commission and a member of the House of Lords. He was educated at Marchant
Taylors' School and St. John's College, Oxford, and holds a Ph.D. in
International Economics and Statistics from New York University.

                                       24

Ronald W. Hart (Ph.D.)

          Dr. Hart agreed to form the Board of Scientific Advisors in 2000 and became Chairman at that time. Dr. Hart is an internationally recognized scientist and scholar who was Director of the National Center for Toxicological
Research and was named "Distinguished Scientist in Residence" by the US Food and
Drug Administration in 1992. Recognized for his pioneering work on aging and his studies on nutrition and health, Dr. Hart has been appointed visiting professor at a number of universities, including Cairo University, Seoul National
University and Guangzhou University. He received his doctorate in physiology and biophysics from the University of Illinois.

Mohamed M. Salem (MD/Ph.D.)

          Dr. Salem was appointed to the Scientific Advisory Board in early
2001. Dr. Salem is Professor of Occupational and Environmental Medicine at the
Kasr El-Aini School of Cairo University. An internationally recognized expert on the health effects of environmental and water contaminants including pesticides, lead and other metals, Dr. Salem is credited with establishing infectious disease control programs at medical centers and other public entities throughout the Middle East. Dr. Salem is a principal of Salem Industries, an import and export company, which is one of the leading suppliers of chemicals and oil field equipment in the Middle East. Dr. Salem holds both an MD and Ph.D. from Cairo
University.

Marshall S. Sterman

          Mr. Sterman was elected to the Board in 2000. Mr. Sterman is President of the Mayflower Group, a Massachusetts based merchant bank. He previously served as managing partner of Cheverie and Company and MS Sterman &
Associates, both merchant banking firms, and he served as the principal of
Sterman & Gowell Securities, an investment banking and securities firm. Mr.
Sterman served as an officer in the US Navy and holds his BA from Brandeis
University and his MBA from Harvard University.

Mostafa K. Tolba (Ph.D.)

          Dr. Tolba joined the Scientific Advisory Board in June, 2001. Dr.
Tolba served as Under-Secretary-General of the United Nations and Executive
Director of the United Nations Environmental Program from 1976 to 1992. Dr.
Tolba is currently President of the International Center for Environment and
Development headquartered in Geneva, Switzerland, and Emeritus Professor of
Science at the Kasr El-Aini School of Medicine at Cairo University. He received his Ph.D. in Macrobiology from Imperial College, London, England.

Richard Wilson (Ph.D.)

          Dr. Wilson was appointed to the Scientific Advisory Board in February,
2001. Dr. Wilson is the Mallinckrodt Research Professor of Physics at Harvard
University. Dr. Wilson is one of the foremost scientific authorities in the fields of water quality remediation and purification, and is currently Professor of the Energy Research Group at the University of California. Dr. Wilson is a
member of the Advisory Board of the Atlantic Legal Foundation, and is one of the
principal scientists studying the water problems in Chernobyl and in Bangladesh where toxic levels of arsenic contaminate the water supply. Dr. Wilson holds his
Ph.D. from Oxford University.

John J. Clarke

          John J. Clarke rejoined the Water Chef Board of Directors in March
2004. Mr. Clarke had previously served as a member of the Company's Board of
Directors from July 1997 to February 2000 when he resigned from the Board due to his heavy workload. Mr. Clarke is a Principal and co-founder of the Baldwin and
Clarke Companies, a diversified financial services organization, and is a founding director of two New Hampshire commercial banks. Mr. Clarke currently serves as a Director of Centrix bank.

          Marshall S. Sterman and John J. Clarke are the members of the
Company's Audit Committee. The Board of Directors has determined that Mr.
Sterman is an "audit committee financial expert" as defined in Item 401(h) of
Regulation S-B.

                                       25

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

Name                                                   Other Annual      All Other          Total
Principal Position     Year      Salary      Bonus     Compensation     Compensation    Compensation

David A. Conway
President/CEO          2003     $165,000       0            0                0            $165,000

                       2002     $165,000       0            0                0            $165,000

                       2001     $165,000       0            0                0            $165,000

OPTION/SAR GRANTS IN LAST FISCAL YEAR.

          The following table sets forth certain information regarding common stock appreciation rights grants made to the named executive officers and directors during fiscal 2004.

                                Number of
                                Securities       Percent of Total SARs
                              Underlying SARs     Granted to Employees     Exercise or Base
          Name                  Granted (#)         in Fiscal Year          Price ($/Sh)        Expiration Date

David A. Conway                5,000,000                83%                    $0.25            January 1, 2009
Marshall S. Sterman            1,000,000                17%                    $0.25            January 1, 2006

          The Company has no Long-Term Incentive Plans at this time.

DIRECTORS' COMPENSATION

          Directors of the Company do not receive cash compensation for serving as members. They are reimbursed for their out of pocket expenses related to meetings and other Company related activity for which they are called upon. In the past they have received common stock for service to the Company.

          Beginning on January 1, 2002, Mr. Sterman was compensated at the rate of $6,000 per month for consulting services performed for the Company. The
Company may pay for these services in cash or stock, and may terminate these services at its option.

          The Company's directors have been paid success fees for helping the
Company in various equity and debt financings over the years. These payments have been both in cash and common stock, such payments being made based on industry-wide standards and arms-length transactions.

EMPLOYMENT AGREEMENTS

          Mr. Conway entered into a five-year employment agreement in January
2004. The agreement provides for base salary of $350,000 per year, participation in the company's employee benefit programs and a life insurance policy in the amount of $5,000,000. In addition Mr. Conway was also granted a stock appreciation right, vesting at 20% per year for five years, for 5,000,000 shares of Water Chef common stock at a strike price of $0.25 per share. Mr. Conway was originally granted stock options in January 2004 that were converted to stock appreciation rights in November 2004.

                                       26

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

          The Company's amended and restated certificate of incorporation and bylaws eliminate, in certain circumstances, the liability of Directors for breach of their fiduciary duty. This provision does not eliminate the liability of a Director (i) for breach of the Director's duty of loyalty to the Company or its stockholders (ii) for acts of omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption; (iv) for transactions from which the Director derived an improper personal benefit; or (v) for any act or omission occurring prior to the effective date of the amended and restated certificate of incorporation.

          The Company's amended and restated certificate of incorporation provides generally for indemnification of the Directors and Officers to the full extent permitted under Delaware law, and permits indemnification for all other persons whom the Company is empowered to indemnify.

          These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a Director's fiduciary duty. These provisions will not alter a Director's liability under federal securities laws. Our amended and restated bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions are necessary to attract and retain qualified individuals to serve as Directors and officers.

          Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Set forth below is information as of December 20, 2004, concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the issued and outstanding common stock of the Company, all Directors, all Executive Officers, and all Directors and Executive Officers of the Company
as a group based on the number of shares of common stock issued and outstanding as of December 20, 2004. For purposes of the Memorandum, beneficial ownership is defined in accordance with the Rules of the Securities and Exchange Commission and generally means the power to vote and/or dispose of the securities regardless of any economic interest.

                         Common Stock            Series A          Series C          Series D          Series F Preferred
                         Beneficially Owned(1)   Preferred Stock   Preferred Stock   Preferred Stock   Stock Beneficially
                                                 Beneficially      Beneficially      Beneficially      Owned(1)
                                                 Owned(1)          Owned(1)          Owned(1)

                         SHARES         %        SHARES    %       SHARES   %        SHARES     %      SHARES     %
                         ------        ---       ------   ---      ------  ---       ------   ---      ------    ---

David A. Conway          34,125,348   22.4%       --      --       --       --       --        --      --        --
(2) (3)
Water Chef, Inc.
1007 Glen Cove
Ave., Suite 1
Glen Head, NY
11545

Marshall S. Sterman      1,650,000     1.1%      --       --       --       --       --        --      --        --
46 Neptune Street
Beverly, MA  01915

                                       27

                         Common Stock            Series A          Series C          Series D          Series F Preferred
                         Beneficially Owned(1)   Preferred Stock   Preferred Stock   Preferred Stock   Stock Beneficially
                                                 Beneficially      Beneficially      Beneficially      Owned(1)
                                                 Owned(1)          Owned(1)          Owned(1)

                         SHARES         %        SHARES    %       SHARES   %        SHARES     %      SHARES     %
                         ------        ---       ------   ---      ------  ---       ------   ---      ------    ---

John J. Clarke           1,500,000     1.0%      --       --       --       --       --        --      --        --
116B S. River Rd.
Bedford, NH 03110

Jerome Asher &               --        --       5,000    9.5%      --       --       --        --      --        --
Anne Asher
JTWROS
2701 N Ocean Blvd
Apt E-202
Boca Raton, FL
33431

Robert D. Asher              --        --       5,000    9.5%      --       --       --        --      --        --
72 Old Farm Road
Concord, MA 01742

John A. Borger               --        --        --       --       --       --     10,000     10.8%    --        --
806 E Avenida Pico
Suite I PMB #262
San Clemente, CA
92673

Douglas Davis                --        --        --       --       --       --       --        --    25,000     6.3%
Davis Aircraft
Products
1150 Walnut Ave.
Bohemia, NY 11716

Haichel Esther               --        --        --       --       --       --       --        --    45,625    11.5%
18 Boerum St Apt.
8A
Brooklyn, NY
11206

The Funding Group            --        --        --       --       --       --     18,000     13.7%    --        --
c/o Marin
Communications
10 E. 39th St. Fl. 5
New York, NY
10016-0111

Global Ocean                 --        --        --       --       --       --     12,500     9.5%     --        --
4367 Windergate
Dr.
Jacksonville, FL
32257

                                       28

                         Common Stock            Series A          Series C          Series D          Series F Preferred
                         Beneficially Owned(1)   Preferred Stock   Preferred Stock   Preferred Stock   Stock Beneficially
                                                 Beneficially      Beneficially      Beneficially      Owned(1)
                                                 Owned(1)          Owned(1)          Owned(1)

                         SHARES         %        SHARES    %       SHARES   %        SHARES     %      SHARES     %
                         ------        ---       ------   ---      ------  ---       ------   ---      ------    ---

Michael Manfredo             --        --        --       --       --       --       --        --    50,000    12.6%
4367 Windergate
Dr.
Jacksonville, FL
32257

Jeffrey R. Power             --        --        --       --       --       --       --        --    50,000    12.6%
74 Beach St
Cohasset, MA
02025

Eugene D. Trott              --        --        --       --       --       --       --        --    41,668    10.5%
459 12th St, Apt. 3B
Brooklyn, NY
11215

Andrew Vito                  --        --        --       --       --       --     11,250     8.5%     --        --
37 Sideview Dr.
Oyster Bay, NY
11771

Shirley M. Wan               --        --        --       --       --       --       --        --     6,000     8.5%
5455 Chelsen Wood
Dr.
Lawrence, NY
11559

All executive            37,275,348   24.5%      --       --       --       --       --        --      --        --
officers and
Directors as a Group
(2)(4)

* less than 1%

          1.   A person is deemed to be the beneficial owner of voting
               securities that can be acquired by such person within 60 days after the record date upon the exercise of options and warrants and the conversion of convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that all options, warrants or convertible securities held by such person (but not those held by any other person) that are
               currently exercisable or convertible (i.e., that are exercisable or convertible within 60 days after the record date) have been exercised or converted.

         2.    Includes 9,014,566 shares held by affiliates and 10,495,067 shares held in an IRA Trust.

         3.    In March, 2002 Mr. Conway voluntarily surrendered the
               anti-dilution agreement that insured 32.6% ownership of the voting shares to Mr. Conway and his affiliates.

                                       29

         4.    Does not include Officers or Directors of the Company who were not such as of the date of record.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

          Our authorized capital stock consists of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 400,000 shares have been designated Series A Preferred Stock, $.001 par value per share, 400,000 shares have been designated Series C Convertible Preferred Stock, $.001 par value per share, 400,000 shares have been designated Series D Preferred Stock,
$.001 par value per share, and 1,000,000 shares have been designated Series F
Convertible Preferred Stock, $.001 par value per share.

          Except as to certain matters discussed below or as proscribed by applicable law, the holders of shares of all classes of the capital stock of the
Company vote together as a single class. The holders of our capital stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

          The following description of our capital stock is based upon our restated certificate of incorporation, amended and restated bylaws and applicable provisions of law. We have summarized portions of our restated
certificate of incorporation and amended and restated bylaws below. The summary is not complete. You should read our certificate of incorporation and amended and restated bylaws for the provisions that are important to you.

DESCRIPTION OF THE COMMON STOCK

          As of December 20, 2004 there were 153,190,727 shares of common stock outstanding which were held of record by approximately 887 shareholders.

          Prior to filing the Certificate of Amendment on March 22, 2002 increasing our authorized capital stock to 200,000,000, we were authorized to issue up to 100,000,000 shares of capital stock, consisting of up to 90,000,000 shares of common stock, par value $0.001 per share, and up to 10,000,000 shares of preferred stock. There are presently 153,190,727 shares of common stock outstanding. The Company is also obligated to issue 1,666,667 shares of common stock upon the exercise of warrants and 23,648,146 shares of common stock upon the conversion of other securities outstanding.

      VOTING

          Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

      RIGHTS AND PREFERENCES

          The holders of common stock: (i) have equal ratable rights to dividends from funds legally available if and when declared by our Board of
Directors after all accrued but unpaid dividends have been paid to the holders of the outstanding capital stock ranking senior to the common stock as to dividends; (ii) are entitled to share ratably in all of our assets available for distribution to the holders of common stock upon liquidation, dissolution or winding up of our affairs; and (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights.

          Our common stock is admitted for trading on the OTCBB under the symbol
"WTER.OB".

          The transfer agent and registrar for our common stock is Computershare
Investor Services.

                                       30

DELAWARE ANTI-TAKEOVER LAW AND PROVISIONS OF OUR CERTIFICATE OF INCORPORATION
AND BYLAWS

     DELAWARE ANTI-TAKEOVER LAW

          We are subject to Section 203 of the Delaware General Corporation Law.
Section 203 generally prohibits a public Delaware corporation from engaging in a
"business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

             o   prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an
                 interested stockholder;

             o   the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the
                 transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held
                 subject to the plan will be tendered in a tender or exchange offer; or

             o   on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an
                 annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

          Section 203 defines a business combination to include:

             o   any merger or consolidation involving the corporation and the interested stockholder;

             o   any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

             o   subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

             o   the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial
                 benefits provided by or through the corporation.

          In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term "owner" is broadly defined to include any person that, individually, with or through that person's affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

          The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and amended and restated bylaws do not opt out of Section 203.

          Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

                                       31

     CERTIFICATE OF INCORPORATION AND BYLAWS

          Provisions of our certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our restated certificate of incorporation and amended and restated bylaws:

             o   provide that the authorized number of directors may be changed only by resolution of the board of directors;

             o   provide that all vacancies, including newly created
                 directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

             o   do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock
                 entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

                                  LEGAL MATTERS

          The validity of the securities offered under this prospectus will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York,
New York.

                                     EXPERTS

          Our financial statements as of December 31, 2003 and 2002, and for the years ended December 31, 2003 and 2002 included in this registration statement have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in its report, appearing in this registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

          Effective April 25, 2003, Water Chef dismissed Grassi & Co. CPAs P.C.
("Grassi") as the Company's independent accountants, which action was approved by the Audit Committee of the Company's Board of Directors on April 25, 2003.

          Feldman, Sherb & Co., P.C., a professional corporation of certified public accountants ("Feldman") was the independent accounting firm for Water
Chef for the year ended December 31, 2001 and through the period April 17, 2002.
Feldman was merged into Grassi on April 17, 2002 with Grassi as the successor firm.

          Except as described in the following sentence, the reports of Feldman and/or Grassi on the financial statements of Water Chef for either of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Feldman, prior to their merger into Grassi, on the financial statements of Water Chef for the fiscal year ended December 31, 2001 does, however, contain an expression of substantial doubt regarding Water Chef's ability to continue as a going concern.

          In addition, during Water Chef's two most recent fiscal years and through April 25, 2003, there was no disagreement with Feldman and/or Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                                       32

          On April 25, 2003, Marcum & Kliegman LLP ("MKLLP") was engaged as the
Company's new independent accountants, commencing with the audit for the year ending December 31, 2002. During the two most recent fiscal years and the interim period preceding the engagement of MKLLP, Water Chef has not consulted with MKLLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Water Chef's financial statements, and either a written report or oral advice was provided to the Company by MKLLP that MKLLP has concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii)
any matter that was either the subject of a "disagreement" or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item
304(a)(1)(iv) of Regulations S-B and S-K and the related instructions to Item
304 of Regulations S-B and S-K.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street NW Washington, D.C. 20549. You may
obtain information on the operation of the Public Reference Room by calling the
Securities and Exchange Commission at 1-800-SEC-0330. In addition, the
Securities and Exchange Commission maintains an Internet site at
http://www.sec.gov from which interested persons can access the reports, proxy and information statements and other information that we electronically file with the Securities and Exchange Commission.

          You may obtain a copy of these filings at no cost, by writing or telephoning us at the following:

                                Water Chef, Inc.
                          Attention: Investor Relations
                              1007 Glen Cove Avenue
                       Glen Head, New York 11545, Suite 1
                               Tel: (845) 794-4100
                                www.WaterChef.net

                                       33

         INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF WATER CHEF, INC.

Report of Marcum & Kliegman LLP, Independent Registered Accounting Firm      F-2

Balance Sheets as of December 31, 2002                                       F-3

Statements of Operations for the years ended December 31, 2002 and 2003      F-4

Statements of Changes in Members' Equity for the years ended
December 31, 2002 and 2003                                                   F-5

Statements of Cash Flows for the years ended December 31, 2002 and 2003      F-7

Notes to Consolidated Financial Statements December 31, 2002 and 2003        F-8

Condensed Balance Sheets at September 30, 2004                              F-20

Condensed Statements of Operations (unaudited)                              F-21

            For the Three Months Ended September 30, 2004 and 2003

            For the Nine Months Ended September 30, 2004 and 2003

            For the Period January 1, 2002 to September 30, 2004

Condensed Statements of Stockholders' Deficiency for the nine months ended
 September 30, 2003 and 2004 (unaudited)                                    F-22

Condensed Statements of Cash Flows                                          F-25

            For the Nine Months Ended September 30, 2004 and 2003

            For the Period January 1, 2002 to September 30, 2004

Notes to Condensed Financial Statements for the nine months ended
 September 30, 2004 (unaudited)                                             F-26

                                      F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Water Chef, Inc.
Glen Head, New York

We have audited the accompanying balance sheet of WaterChef, Inc., (a development stage company commencing January 1, 2002) as of December 31, 2003 and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Water Chef, Inc., (a development stage company commencing January 1, 2002) as of December 31, 2003 and the results of its operations and its cash flows for the years ended
December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2(a) to the financial statements, the Company has suffered recurring losses, and has working capital and stockholders' deficiencies, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Marcum & Kliegman LLP
-----------------------------
     Marcum & Kliegman LLP

New York, New York

March 5, 2004

                                      F-2

                                 WATERCHEF INC.
            (A Development Stage Company Commencing January 1, 2002)

                                  BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS

CURRENT ASSETS:
   Cash                                                            $    102,831
   Inventory                                                             26,500
   Prepaid expenses                                                      11,220
                                                                   ------------
     TOTAL CURRENT ASSETS                                               140,551

PATENTS AND TRADEMARKS (net of
   accumulated amortization of $ 5,089)                                  20,966

Other Assets                                                              3,162
                                                                   ------------
                                                                   $    164,679
                                                                   ============
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
   Accounts payable............................................    $    169,053
   Accrued expenses and other current liabilities .............       1,117,768
   Notes payable (including accrued interest of $393,092  .....       1,076,317
   Common stock to be issued ..................................       3,405,711
                                                                   ------------
     TOTAL CURRENT LIABILITIES ................................       5,768,849
                                                                   ------------

LONG-TERM LIABILITIES:
   Loans payable to stockholder (including accrued
     interest of $81,353) .....................................         454,134
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
   Preferred stock, $.001 par value;
     10,000,000 shares authorized;
     887,166 shares issued and outstanding,
     (liquidation preference $1,407,700) ......................             887
   Common stock, $.001 par value;
     90,000,000 shares authorized;
     89,564,286 shares issued;
     89,559,886 shares outstanding ............................          89,564
   Additional paid-in capital .................................      13,513,834
   Treasury stock, 4,400 common shares, at cost ...............    (5,768)
   Accumulated deficit through December 31, 2001...............    (14,531,596)
   Deficit accumulated during development stage ...............    (5,125,225)

                                                                   ------------
     TOTAL STOCKHOLDERS' DEFICIENCY ..........................     (6,058,304)
                                                                   ------------
                                                                   $    164,679
                                                                   ============

                       See notes to financial statements.

                                      F-3

                                          WATERCHEF, INC.
                     (A Development Stage Company Commencing January 1, 2002)

                                     STATEMENTS OF OPERATIONS

                                                                                   For the Period
                                                       Year Ended December 31,     January 1, 2002
                                                    -----------------------------  to December 31,
                                                        2003            2002            2003
                                                    -------------   -------------   -------------

Sales ............................................  $        -      $      40,000   $      40,000
                                                    -------------   -------------   -------------
Costs and Expenses:
   Cost of sales .................................         88,000         246,430         334,430
   Selling, general and administrative ...........        817,625         789,120       1,606,745
   Non-dilution agreement termination costs ......      2,477,376         208,935       2,686,311
   Interest expense (including interest
     expense for related party of $23,868
     in both years)         ......................        152,478         179,111         331,589
   Loss on settlement of debt ...................            -            206,150         206,150
                                                    -------------   -------------   -------------
                                                        3,535,479       1,629,746       5,165,225
                                                    -------------   -------------   -------------
 Net loss ......................................... (3,535,479)  (1,589,746)  (5,125,225)

Preferred stock dividends ........................  (152,876)  (112,988)  (265,864)
                                                    -------------   -------------   -------------
Net loss applicable to
   common stock ..................................  $  (3,688,355)  $(1,702,734)  $(5,391,089)
                                                    =============   =============   =============

Basic and Diluted Loss Per Common Share:  ........   $ (0.04)  $(0.02)
                                                    =============   =============
Weighted Average Common Shares Outstanding -
   Basic and Diluted .............................     89,559,886      89,559,886
                                                    =============   =============

                                See notes to financial statements.

                                      F-4

                                                      WATERCHEF, INC.
                                 (A Development Stage Company Commencing January 1, 2002)

                                           STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                            Preferred Stock              Common Stock          Additional
                                                      -------------------------   -------------------------     Paid-in
                                                         Shares       Amount        Shares        Amount        Capital
                                                      -----------   -----------   -----------   -----------   -----------

BALANCE - DECEMBER 31, 2001                               145,500           146    86,614,286        86,614    12,339,469

  Extension of life of warrants..................            --            --            --            --         111,000
  Sale of preferred stock
    ($1.00 per share - December)                          125,000           125          --            --         117,375
  Shares issued for:
    Cash
      ($0.025 per share - April).................            --            --       2,500,000         2,500        97,500
    Services
      ($0.08 per share - April)..................            --            --         450,000           450        35,550
    Collection of subscription receivable
      March......................................            --            --            --            --            --
      December ..................................            --            --            --            --            --
  Net loss.......................................            --            --            --            --            --
                                                      -----------   -----------   -----------   -----------   -----------

BALANCE - DECEMBER 31, 2002......................         270,500   $       271    89,564,286   $    89,564   $12,700,894

  Proceeds from sale of preferred stock

    ($0.50 Per share)                                      75,000            75          --            --          37,425
    ($1.00 Per share)                                     150,000           150          --            --         149,850
    ($1.33 per share)                                       3,126             3          --            --           4,147
    ($1.36 Per share)                                         625             1          --            --             849
    ($1.52 Per share)                                      65,790            66          --            --          99,934
    ($1.60 Per share)                                       2,500             3          --            --           3,997
    ($1.70 Per share)                                      10,000            10          --            --          16,990
    ($1.78 Per share)                                      11,250            11          --            --          19,999
    ($1.84 Per share)                                         907          --            --            --           1,669
    ($1.85 Per share)                                      14,502            14          --            --          26,780
    ($1.92 Per share)                                         781             1          --            --           1,497
    ($2.00 Per share)                                      87,500            88          --            --         174,912
    ($2.40 Per share)                                      16,250            16          --            --          38,984
    ($2.80 Per share)                                       8,000             8          --            --          22,392

Preferred stock issued for services

    ($1.00 Per share)                                     148,285           148          --            --         148,137
    ($1.88 Per share)                                       4,250             4          --            --           7,996
    ($3.20 Per share)                                      17,500            18          --            --          55,982
    ($3.33 Per share)                                         300          --            --            --           1,000
    ($4.00 Per share)                                         100          --            --            --             400

Collection of subscription receivable                        --            --            --            --            --

Write-off of subscription receivable                         --            --            --            --            --

Net Loss                                                     --            --            --            --            --
                                                      -----------   -----------   -----------   -----------   -----------

BALANCE - DECEMBER 31, 2003                               887,166   $       887    89,564,286   $    89,564   $13,513,834
                                                      ===========   ===========   ===========   ===========   ===========

                                            See notes to financial statements.

                                      F-5

                                                        WATERCHEF, INC.
                                   (A Development Stage Company Commencing January 1, 2002)

                                             STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                                                  Accumulated      Deficit
                                                                                    Deficit      Accumulated
                                                           Stock                    Through         During          Total
                                                        Subscription   Treasury     December     Development     Stockholders'
                                                         Receivable      Stock      31, 2001        Stage         Deficiency
                                                        ------------   --------   ------------   -----------     ------------

-continued-
BALANCE - DECEMBER 31, 2001                                  (67,500)   (5,768)    (14,531,596)            -     (2,178,635)

  Extension of life of warrants ......................             -         -               -             -        111,000
  Sale of Preferred stock
    ($1.00 per share) ................................             -         -               -             -        117,500
  Shares issued for:
    Cash
      ($0.025 per share) .............................             -         -               -             -        100,000
    Services
      ($0.08 per share) ..............................             -         -               -             -         36,000
    Collection of subscription receivable ............        30,200         -               -             -         30,200
  Net loss ...........................................             -         -               -    (1,589,746)    (1,589,746)
                                                        ------------   -------    ------------   -----------    -----------

BALANCE - DECEMBER 31, 2002 ..........................       (37,300)   (5,768)    (14,531,596)   (1,589,746)    (3,373,681)

  Proceeds from sale of preferred stock

    ($0.50 Per share)                                              -         -              -              -         37,500
    ($1.00 Per share)                                              -         -              -              -        150,000
    ($1.33 per share)                                              -         -              -              -          4,150
    ($1.36 Per share)                                              -         -              -              -            850
    ($1.52 Per share)                                              -         -              -              -        100,000
    ($1.60 Per share)                                              -         -              -              -          4,000
    ($1.70 Per share)                                              -         -              -              -         17,000
    ($1.78 Per share)                                              -         -              -              -         20,010
    ($1.84 Per share)                                              -         -              -              -          1,669
    ($1.85 Per share)                                              -         -              -              -         26,794
    ($1.92 Per share)                                              -         -              -              -          1,498
    ($2.00 Per share)                                              -         -              -              -        175,000
    ($2.40 Per share)                                              -         -              -              -         39,000
    ($2.80 Per share)                                              -         -              -              -         22,400

Preferred stock issued for services

    ($1.00 Per share)                                              -         -              -              -        148,285
    ($1.88 Per share)                                              -         -              -              -          8,000
    ($3.20 Per share)                                              -         -              -              -         56,000
    ($3.33 Per share)                                              -         -              -              -          1,000
    ($4.00 Per share)                                              -         -              -              -            400

Collection of subscription receivable                         15,500         -              -              -         15,500

Write-off of subscription receivable                          21,800         -              -              -         21,800

Net Loss                                                           -         -              -    (3,535,479)   (3,535,479)

                                                        ------------   -------    ------------   -----------    -----------

BALANCE - DECEMBER 31, 2003                                       -    (5,768)  (14,531,596) (5,125,225)   (6,058,304)
                                                        ============   =======    ============   ===========    ===========

                                            See notes to financial statements.

                                      F-6

                                                  WATERCHEF INC.
                             (A Development Stage Company Commencing January 1, 2002)

                                             STATEMENTS OF CASH FLOWS

                                                                                                  For the period
                                                                       Years Ended December 31,   January 1, 2002
                                                                      -------------------------   to December 31,
                                                                         2003           2002           2003
                                                                      -----------   -----------    --------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss ......................................................... $(3,535,479) $(1,589,746)    $(5,125,225)
    Adjustments to reconcile net loss to
     net cash used in operating activities
       Amortization of patents .....................................        1,854         1,853            3,707
       Non-cash compensation .......................................      213,685        36,000          249,685
       Loss on settlement of debt ..................................         -          206,150          206,150
       Non-dilution agreement termination cost .....................    2,477,376       208,935        2,686,311
       Inventory reserve ...........................................         -          159,250          159,250
       Write-off of stock subscription receivable                          21,800          -              21,800
    Change in assets and liabilities
     Inventory .....................................................            -   (26,500)     (26,500)
     Prepaid expenses and other current assets .....................    (11,220)       56,500           45,280
     Accounts payable, accrued expenses
       and interest............................ ....................      296,686       487,105          783,791
                                                                     ------------   -----------     ------------
NET CASH USED IN OPERATING ACTIVITIES ..............................    (535,298)  (460,453)     (995,751)
                                                                     ------------   -----------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Reduction of stock subscription receivable .........................     15,500        30,200           45,700
  Proceeds from sale of preferred stock ............................      599,871       117,500          717,371
  Proceeds from sale of common stock ...............................            -       100,000          100,000
  Proceeds from sale of common stock to be issued ..................            -       200,000          200,000
                                                                     ------------   -----------     ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ..........................      615,371       447,700        1,063,071
                                                                     ------------   -----------     ------------

NET INCREASE/(DECREASE) IN CASH ......................................     80,073       (12,753)          67,320

CASH AT BEGINNING OF YEAR ..........................................       22,758        35,511           35,511
                                                                     ------------   -----------     ------------
CASH AT END OF YEAR ................................................ $    102,831   $    22,758     $    102,831
                                                                     ============   ===========     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest ....................................................... $      2,250   $      -        $      2,250
                                                                     ============   ===========     ============
    Income taxes ................................................... $       -      $      -        $       -
                                                                     ============   ===========     ============

                                        See notes to financial statements.

                                      F-7

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS

     WaterChef, Inc. (the "Company"), is a Delaware Corporation currently engaged in the design, marketing and sale of water dispensers and purification equipment both in and outside the United States.

2.   BASIS OF PRESENTATION AND ACCOUNTING POLICIES

     a.   Basis of Presentation

          The Company discontinued its water cooler and filtration operations in
          November 2001. As a result the Company has refocused its efforts on raising capital and developing markets for its proprietary technology.
          Therefore, for financial purposes, the Company has determined that it has re-entered the development stage commencing January 1, 2002. The
          Company's statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2003 represent the cumulative, from inception information, required by Statement of Financial
          Accounting Standards ("SFAS") No. 7, "Development Stage Enterprises".

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses from continuing operations of $3,535,479 and $1,589,746 for the years ended December 31, 2003 and 2002, respectively. Additionally, the Company has working capital and stockholders' deficiencies of
          $5,628,000 and $6,059,000 at December 31, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

          Management's plans with respect to these matters include restructuring its existing debt and raising additional capital through future issuances of stock and/or debt. The accompanying financial statements do not include any adjustments that might be necessary should the
          Company be unable to continue as a going concern.

                                      F-8

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     b.   Inventory - Inventory is stated at the lower of cost (average) or net realizable value.

     c.   Patents and Trademarks - Patents and trademarks are amortized ratably over 9 to 14 years.

     d.   Stock-Based Compensation - In December 2002, the FASB issued SFAS No.
          148,"Accounting for Stock-Based Compensation - Transition and
          Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to
          provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements apply to all companies for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15,
          2002. The Company will continue to account for stock-based compensation according to APB Opinion No. 25.

     e.   Revenue Recognition - Revenues are recognized when product is shipped, title passes and collectibility is reasonably assured. Allowances for estimated bad debts, sales allowance and discounts are provided when such sales are recorded.

     f.   Income Taxes - Income taxes are accounted for under SFAS No. 109,
          "Accounting for Income Taxes", which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Valuation allowances are established when necessary to reduce deferred assets to the amounts expected to be realized.

                                      F-9

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     g.   Loss Per Share - Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted per share amounts when applicable include the effect of dilutive common stock equivalents from the assumed exercise of options, warrants and convertible preferred stock. Diluted per share amounts are computed excluding common stock equivalents since their inclusion would be anti-dilutive. Total shares issuable upon the exercise of warrants and the conversion of preferred stock for the years ended December 31,
          2003 and 2002, were 35,382,471 and 10,187,082, respectively. These shares have been excluded from loss per share calculations as they are anti-dilutive. In addition, common stock to be issued upon stockholder approval of the increase in the authorized stock of the Company, aggregating 38,040,820 shares are also excluded from loss per share calculations.

     h.   Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United
          States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     i.   Fair Value of Financial Instruments - The carrying amounts of the financial instruments reported in the balance sheet approximate their fair market value due to the short-term maturity of these instruments.

     j.   Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required.

     k.   Research and Development - Research and development cost consist of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge, which will be useful in developing new products or processes. The Company expenses all research and development costs as incurred.

     l.   Recent Accounting Pronouncements:

          In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"),
          "Consolidation of Variable Interest Entities, an Interpretation of ARB
          No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003.
          For variable interest entities created or acquired prior to February
          1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after December 15, 2003.

          In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain
          Financial Instruments with Characteristics of both Liabilities and
          Equity." SFAS No. 150 addresses certain financial instruments that, under previous guidance, could be accounted for as equity, but now must be classified as liabilities in statements of financial position.
          These financial instruments include: 1) mandatorily redeemable financial instruments, 2) obligations to repurchase the issuer's equity shares by transferring assets, and 3) obligations to issue a variable number of shares. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after
          June 15, 2003.

          Management does not believe that the adoption of this pronouncements will have a material effect on the Company's financial statements.

                                      F-10

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.   INVENTORY

     At December 31, 2003, inventory consisted of two complete units of the
     Company's water purification units valued at $26,500.

4.   NOTES PAYABLE

     Notes payable at December 31, 2003 consist of the following:

                                 (a)     156,396
                                 (b)     654,533
                                 (c)     265,388
                                       ---------
                                     $ 1,076,317
                                       =========

     (a)  Loans payable - other: These are unsecured notes bearing interest ranging from 10% to 15% per annum, with no specific due date for repayment. Amounts due on these notes, inclusive of $73,171 in interest is $156,396, at December 31, 2003.

     (b)  In April 2001, the Company issued a $400,000 promissory note at an interest rate of 2% per month. In consideration for the issuance of this note, 500,000 shares of the Company's common stock were issued to the note holder and a $74,000 debt discount was recorded and fully amortized in the year ended December 31, 2001. The principal balance and accrued interest were payable on September 1, 2001. The Company did not make such payment and was required to issue an additional
          100,000 penalty shares of its common stock to the note holder. The
          Company recorded additional interest expense of $12,300 related to the issuance of these penalty shares. Amounts due on this note, inclusive of $254,533 in interest, is $654,533 at December 31, 2003. As of
          December 31, 2003, the note holder has not demanded payment, although there is no assurance that the note holder will continue to defer demand for repayment.

     (c)  In November 2000, the Company entered into a Convertible Promissory
          Note agreement, whereby the Company may be advanced a maximum of
          $300,000. The Company was advanced the following: $100,000 in November
          2000, $50,000 in December 2000 and $50,000 in January 2001. No further cash advances were made to the Company. The Convertible Promissory
          Note agreement also called for the payment of $100,000 of Company expenses. The advances bear interest at 10% per annum and were to have been repaid as of January 15, 2002. A maximum of 6,000,000 shares could have been issued upon conversion had the full $300,000 been advanced. As of December 31, 2003, the Company owed $265,388 on these advances, inclusive of $65,388 in interest. The Company and the note holder, by mutual consent, had agreed to extend the due date of the note to May 1, 2002 which has not been extended. All other terms and provisions of the note are unchanged. In May 2003, these note holders received a judgment against the Company for the principal sum of
          $200,000 plus interest.

5.   LOANS PAYABLE - STOCKHOLDER

     At December 31, 2003, the Company is obligated to its Chief Executive
     Officer and a significant stockholder for loans and advances made to the
     Company totaling $372,781,plus accrued interest of $81,353. These advances have been accruing interest ranging from 6% to 12% per annum. The loans have no repayment terms and the stockholder has agreed not to demand payment until July 1, 2005 at the earliest.

                                      F-11

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.   COMMON STOCK TO BE ISSUED

     In February 2002, the Company's Board of Directors approved, pending stockholder approval, the increase in the number of authorized common shares to be issued to 190,000,000 shares. Such approval has not been received.

     During the year ended December 31, 2003, the Company had recorded liabilities for common stock to be issued for the following transactions:

     a.   Cash

          During the year end December 31, 2002, the Company received $200,000 for 4,000,000 shares of its common stock. These shares, will be issued upon the approval by the stockholders on the increase in the number of authorized common shares of the Company. These shares are not included in the loss per share calculations($200,000 is included in common stock to be issued as of December 31, 2003).

     b.   Non-Dilution Agreement Termination Cost

          In May 2002, the Company agreed to issue to the Company's President and Chief Executive Officer, and to related parties of such, an aggregate of 14,923,958 shares of its common stock in connection with the voluntary surrender of a non-dilution agreement that the President had entered into with the Company in June 1997. These shares are not included in the loss per share calculations.

          Since the issuance of these shares is subject to stockholder approval, the measurement date for purposes of valuation will be established when such stockholder approval has been obtained. Accordingly, the
          Company is utilizing variable accounting to determine the value of these shares and the related liability is included in common stock to be issued. The value of these shares as of December 31, 2003 is
          $2,686,311.

     c.   Services

          During the year ended December 31, 2002, the Company agreed to issue to various parties an aggregate of 1,329,191 shares of its common stock in connection with professional services. These shares will be issued upon the approval by the stockholders of the increase in the number of authorized common shares of the Company.

     d.   Settlement of Debt

          The Company was a defendant in an action brought by certain debenture holders (The "Bridge Loans") in New Hampshire Superior Court seeking repayment of $300,000 of debenture principal together with interest from 1997, and the issuance of penalty shares for non payment of principal and interest. In addition, the plaintiff's claim that they had suffered by the Company's failure to register the shares issued under the warrant agreement.

          The Company had interposed defenses and counterclaims. In June 1997, in connection with the debentures, the Company had issued 6,667 shares of common stock for every $1,000 of debt at a price of $0.15 per share. The Company claimed that it was owed the $300,000 consideration for such shares. In addition, the Company had issued warrants for the purchase of 2,500,000 shares of common stock at an exercise price of
          $0.15 per share exercisable until March 2002.

                                      F-12

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          Furthermore, the Company had issued another 100,000 shares of common stock to each debenture holder, or 1,300,000 shares, at a price of
          $0.15 per share.

          In the second quarter of 2002, the Company and the Bridge Lenders participating in the legal action, settled this dispute requiring the
          Company to: (i) Issue 3,000,000 shares of common stock valued at
          $497,500 in lieu of the principal and interest owed to the debenture holders who participated ("participants") in this legal action. The
          Company prior to the settlement had recorded the debentures at
          $300,000, plus accrued interest of $39,400, for a total of $339,400.
          The difference between the $497,500 settlement and the $339,400, or
          $158,100, is recorded as a loss on settlement of debt. (ii) Extend the warrants attached to the participants' debentures for another two years until March 2004, for which the Company has recorded a non cash expense charge of $111,000 which was recorded as loss on settlement of debt and (iii) Issue additional shares if the product of the $497,500, as valued for the 3,000,000 shares above, divided by the average daily trading price for the 30 days subsequent to the settlement, is greater than the original 3,000,000 shares. Due to these requirements the
          Company is obligated to issue an additional 14,037,671 shares, due to the average trading price of $0.0292 in the 30 days subsequent to the settlement. As of December 31, 2003, neither the 3,000,000 nor the additional shares of 14,037,671 have been issued, and accordingly the
          Company has recorded these shares as common stock to be issued valued at $497,500. These shares are not included in the loss per share calculations.

          The debenture holders that did not participate ("non-participating debentures") in the above legal action had total debentures of
          $75,000, plus accrued interest of $9,850 as of the settlement date, totaling $84,850. In conjunction with the above settlement, the
          Company settled these outstanding non-participating debentures, plus accrued interest, with the issuance of 750,000 shares of common stock valued at $0.0292 per share, or $21,900. The terms of their warrants were not extended, nor are they entitled to receive additional shares based on the Company's common stock achieving a certain average trading price 30 days subsequent to the settlement with the participating debenture holders. The Company has recorded a $62,950 gain with regard to the settlement of the non-participating debentures which was recorded as loss on settlement of debt. As of December 31,
          2003, the 750,000 shares have not been issued, and accordingly the
          Company has recorded these shares as common stock to be issued valued at $21,900. These shares are not included in the loss per share calculations.

          The total shares to be issued upon stockholder approval of the increase in the authorized stock of the Company as a result of the transactions described above aggregate 38,040,820.

                                      F-13

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   PREFERRED STOCK

     The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock, issuable in series with rights, preferences, privileges and restrictions as determined by the board of directors.

     At December 31, 2003, outstanding preferred shares were as follows:

                                                                                      Liquidation
                                               Current                                Preference
                                               Annual         Total      Dividend     (including
           Authorized     Issued     Par      Dividend      Dividend     Arrearage    dividend
             Shares       Shares    Value    Requirement    Arrearage    Per Share    arrearage)
            -------      -------    -----    -----------    ---------    ---------    -----------

Series A    400,000       52,500    $  53     $  52,500     $ 465,100     $ 8.86      $   990,100
Series C    400,000      218,750      218        26,438        27,137        .13             -
Series D    400,000       93,000       93        55,800       417,600       4.49          417,600
Series F  1,000,000      522,916      523        70,645        20,258        .04             -
                         -------    -----     ---------     ---------                 -----------
                         887,166    $ 887     $ 205,383     $ 930,095                 $ 1,407,700
                         =======    =====     =========     =========                 ===========

     Series A:

     The Series A preferred stock provides for a 10% cumulative dividend, based on the $10 per share purchase price, payable annually in the Company's common stock or cash, at the Company's option. The Series A preferred stock is not convertible, and is redeemable solely at the Company's option at a price of $11 per share plus accrued dividends. The Series A preferred stockholders have voting rights equal to common stockholders.

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series A preferred stock are entitled to receive out of the assets of the Company the sum of $10.00 per share of Series A preferred stock then outstanding, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A preferred stock as to such payment or distribution.

     Series C:

     During the year ended December 31, 2002 the Company sold Series C 15%
     Convertible Preferred stock at $1.00 per share. These shares convert in one year. All dividends are cumulative and are payable in shares of the
     Company's common stock valued at the then-current market price per share, or upon conversion, whichever is earlier. The conversion rate for shares, and accrued dividends payable, is 33.33 shares of common for each $1.00 of preferred stock and dividends payable, or $0.03 for each share of common stock. The Series C Preferred stockholders have voting rights equal to the common stockholders. The Series C preferred stock has no stated rights in the assets of the Company upon liquidation. During 2002, the Company sold
     125,000 shares of Series C preferred stock. For each share of preferred stock purchased, the buyer also receive the right to receive an additional
     33.33 shares of common stock upon conversion as the market value of the stock was $0.015 at issuance.

     Cash
     ----

     In April 2003, the Company issued 12,500 shares and raised $25,000 through the sale of Series C convertible preferred stock.

     In the year ended December 31, 2002, the Company sold 125,000 shares and raised $117,500 through the sale of Series C convertible preferred stock.

     Services
     --------

     In January 2003, the Company issued 30,000 shares of its Series C convertible preferred stock for professional services totaling $30,000.

     In April 2003, the Company issued an aggregate of 51,250 shares of its
     Series C convertible preferred stock for professional services totaling
     $51,250.

                                      F-14

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Series D:

     The Series D preferred stock provides for a 12% cumulative dividend, based on the $5 per share purchase price, payable semi-annually in the Company's common stock or cash, at the Company's option. The Series D preferred stock is not convertible, and is redeemable solely at the Company's option at a price of $5.75 per share plus accrued dividends. The Series D Preferred stockholders have voting rights equal to the common stockholders.

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series D preferred stock are entitled to receive out of the assets of the Company the sum all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series D preferred stock as to such payment or distribution.

     Series F

     In April 2003, management authorized the Company to raise up to $550,000
     Through a private placement by issuing 105 two-year convertible preferred instruments. The preferred, designated as Series F, and providing for one million shares in total, will be convertible into shares of Water Chef's common stock at such time as the stockholders of the corporation approve an increase in the authorized capital stock of the corporation. All dividends are cumulative and are payable in shares of the Company's common stock valued at the then current market price per share, at the time of maturity, or upon conversion, whichever is earlier. The conversion rate for shares and accrued dividends payable is 40 shares of common for each share of preferred stock. The Series F convertible preferred stockholders have voting rights equal to the common stockholders. The Series F convertible preferred stock has no stated rights in the assets of the company upon liquidation.

     Although there was a discount upon the issuance of all of the Series F preferred stock in accordance with Emerging Issue Task Force ("EITF") 98-5, a security is not yet convertible if certain contingencies exist which are dependent upon the occurrence of a future event outside the control of the security holder. In this case, the shares can only be converted into common stock after the stockholders of the Company approve an increase in the authorized capital stock of the corporation. In accordance with EITF 98-5, any beneficial conversion (discount) feature is measured at the commitment date, but will not be recognized as an adjustment to earnings until the contingency is resolved, (the date the increase in shares are approved). As of December 31, 2003, the deferred contingent beneficial conversion adjustment was approximately $1,078,000.

     Cash
     ----

     In April 2003, the Company raised $87,500 through the sale of Series F convertible preferred stock.

     In July 2003 and August 2003, the Company raised an additional $75,000 and
     $153,510, respectively through the sale of Series F convertible preferred stock.

     In the 4th Quarter of 2003, the Company raised an additional $258,861 through the sale of Series F convertible preferred stock.

                                      F-15

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Services
     --------

     In August 2003 and September 2003, the Company issued an aggregate of
     67,035 shares of its Series F convertible preferred stock for professional services totaling $67,035.

     In December 2003, the Company issued an aggregate of 22,150 shares of its
     Series F convertible preferred stock for professional services totaling
     $65,400.

8.   COMMON STOCK

     In February 2002, the Company's Board of Directors approved, pending stockholder approval, the increase in the number of authorized common shares to be issued to 190,000,000 shares. Such approval has not been received.

     a. Cash -

                  In the year ended December 31, 2002, the Company sold
                  2,500,000 shares of its common stock for total proceeds of
                  $100,000, or $.04 per share.

     b. Services -

                  During the year ended December 31, 2002, the Company issued an aggregate of 450,000 shares of its common stock for consulting services totaling $36,000.

9.   Stock Option and Warrant Grant Plan

     In 1994, the Company instituted a stock option plan, which is available to selected directors, officers, employees and consultants of the Company (the
     "Participants"). The term of each option is ten years from the date of grant or a shorter term as determined by the Stock Option Committee (the
     "Committee"). The exercise price is determined by the Committee and cannot be less than 110% of the fair market value of the shares on the date of the grant. The Committee as of the date of grant determines the terms, conditions and restrictions of the options. No options have been awarded under the plan.

     In March 1997, the Company, in connection with Bridge Loans for $375,000 issued warrants to purchase 2,500,001 shares of common stock at $.15 per share. These warrants had a life of five years and were to have expired in
     March 2002. In the year ended December 31, 2000, a total of 333,334 common shares were issued upon the exercise of a like number of warrants, for net proceeds of $50,000. Of the remaining 2,166,667 un-exercised warrants at
     March 2002, a total of 1,666,667 warrants had their lives extended for an additional two years until March 2004. The remaining balance of 500,000 warrants were not extended, and accordingly they have expired. The extension of the exercise date was part of a settlement that the Company had reached with certain debenture holders that had brought a legal action against the Company.

     During 2002, the Company has valued the extension of these warrants at
     $111,000, which has been included in the loss on settlement of debt.

     The fair value of each stock option, or warrant granted, is estimated on the date of grant using the Black-Scholes option-pricing model. The Company did not grant, nor issue, options or warrants in the year ended December
     31, 2003.

                                      F-16

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
     The following tables illustrates the Company's stock option and warrant issuances and balances outstanding as of, and during the years ended
     December 31, 2003 and 2002:

                                        Shares Underlying   Weighted Average
                                            Warrants         Exercise Price
                                        -----------------   ----------------
     Outstanding at December 31, 2002       2,166,667            $ 0.15
        Granted                                     -                 -
        Expired                              (500,000)             0.15
        Exercised                                   -                 -
                                        -----------------    ---------------
     Outstanding at December 31, 2002       1,666,667            $ 0.15
        Granted                                     -                 -
        Expired                                     -                 -
        Exercised                                   -                 -
                                        -----------------    ---------------
     Outstanding at December 31, 2003       1,666,667            $ 0.15
                                        =================    ===============

--------------------------------------------------------------------------------

     The following is additional information with respect to the Company's warrants as of December 31, 2003:

              WARRANTS OUTSTANDING                     WARRANTS EXERCISABLE
 -----------------------------------------------   -----------------------------

                            Weighted
                                Average Weighted
             Number of     Remaining     Average    Number of      Weighted
 Exercise  Outstanding    Contractual   Exercise   Exercisable      Average
  Price      Warrants        Life        Price      Warrants     Exercise Price
---------  ------------   ------------   -------  ------------   --------------
  $ 0.15     1,666,667     1.25 years    $ 0.15     1,666,667        $ 0.15
=========  ============   ============   =======  ============    ============

10.  LEASES

     The Company's lease for its administrative facilities located in Glen Head,
     New York on a month to month basis.

     Rent expense, for the years ended December 31, 2003 and 2002 was $25,797 and $22,548, respectively.

11.  INCOME TAXES

     The Company accounts for income taxes under SFAS No. 109, Accounting for
     Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

                                      F-17

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     For the year ended December 31, 2003 and 2002, no provision for income taxes has been provided for, as a result of continued net operating losses.
     The Company is subject to certain state and local taxes based on capital.

     The Company has net operating loss carryforwards for federal income tax purposes totaling approximately $15,000,000 at December 31, 2003. These carryforwards expire between the years 2009 through 2023. Utilization of these loss carryforwards may be limited under Internal Revenue Code Section
     382. The deferred tax asset arising from the net operating loss carryforwards has been offset by a corresponding valuation allowance.

     The valuation allowance primarily relates to the federal and state net
     Operating losses for which utilization in future periods is uncertain. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. Based on projections for future taxable income over the periods that the deferred tax assets are deductible, the Company believes it is more likely than not that the Company will not realize the benefits of these deductible differences in the near future and therefore a full valuation allowance of $6,000,000 is provided. The net change in the valuation allowance increased approximately $500,000 during 2003 related to increased net operating losses.

12.  MAJOR CUSTOMERS

     The Company recorded no sale and one sale to one major customer for the year ended December 31, 2003 and 2003 respectively.

13.  COMMITMENTS AND CONTINGENCIES

     The Company was a defendant in an action brought by a customer on June 6,
     2001, relating to a series of contracts that the Company entered into. The customer had claimed that the Company breached these contracts by shipping certain goods in November 1997, that did not conform to the contract. Most of the damages that the customer sought consist of lost business profits.
     Company management, and legal counsel, believed that the action was without merit. However, due to the costs in defending the Company in such a legal action, Company management opted for a settlement in 2003 as the most cost effective manner to handling this matter. The Company has agreed to pay the customer a total of $27,500 over nine months which has been paid in full as of December 31, 2003.

     In May 2001, the Company entered into a distribution agreement with a company (the "Sub distributor") based in the State of Jordan. The Sub distributor has agreed to purchase no fewer than 100 units of the Company's
     "Pure Safe Water Station", in the calendar year commencing January 1, 2001.
     A minimum purchase of 50 units are required to be purchased in each of the subsequent years commencing January 1, 2002 and 2003, respectively. During the year ended December 31, 2001, 18 units had been shipped under this agreement. The sale will be recognized when the Company receives payments.
     The Company recorded the cost of the inventory shipped as a loss contingency of $242,035 during the year ended December 31, 2001, since return of the items is uncertain.

                                      F-18

                                                                 WATERCHEF, INC.
                        (A Development Stage Company Commencing January 1, 2002)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     On November 17, 2000, the Company entered into a three-year master distribution agreement for their "Pure Safe Water Station" with a distributor based out of Hong Kong ("the distributor"). Under this agreement, upon meeting minimum quantities of sales in each of the years of agreement, the distributor will receive a rebate of 20% of the total price for all products, parts and supplies purchased from the Company.
     Furthermore, the distributor, upon meeting these minimum sales quantities will have the right to purchase up to 30,000,000 shares of the Company's common stock at $0.05 per share. The sales targets were never met and the agreement was cancelled on June 17, 2002.

                                      F-19

                                 WATERCHEF, INC.
            (A Development-Stage Company Commencing January 1, 2002)

                             CONDENSED BALANCE SHEET

                                AT SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash                                                             $     58,945
  Prepaid expenses and other current assets                              21,245
                                                                   ------------
      TOTAL CURRENT ASSETS                                               80,190
                                                                   ------------
OTHER ASSETS:
  Patents and trademarks - net of accumulated
    amortization of $6,480                                               19,575
  Other assets                                                            3,162
                                                                   ------------
      TOTAL OTHER ASSETS                                                 22,737
                                                                   ------------
      TOTAL ASSETS                                                 $    102,927
                                                                   ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                 $    239,192
  Accrued expenses and other current liabilities                        986,478
  Notes payable (including accrued interest of $477,865)              1,161,087
  Accrued dividends payable                                              75,493
                                                                   ------------
      TOTAL CURRENT LIABILITIES                                       2,462,250

LONG-TERM LIABILITIES:
  Loans payable to shareholder (including accrued interest
    of $99,254)                                                         472,035
                                                                   ------------
      TOTAL LIABILITIES                                               2,934,285
                                                                   ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
  Preferred stock - $.001 par value; 10,000,000 shares
    authorized; 679,787 shares issued and outstanding                       680
  Common stock - $.001 par value; 190,000,000 shares
    authorized; 149,439,630 shares issued and 149,435,230
    shares outstanding                                                  149,440
  Additional paid-in capital                                         19,983,786
  Treasury stock, at cost - 4,400 shares of common stock                 (5,768)
  Accumulated deficit through December 31, 2001                     (14,531,596)
  Deficit accumulated during development stage                       (8,427,900)
                                                                   ------------
      TOTAL STOCKHOLDERS' DEFICIENCY                                 (2,831,358)
                                                                   ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY               $    102,927
                                                                   ============

                  See notes to condensed financial statements.

                                      F-20

                                       WATERCHEF, INC.
                  (A Development-Stage Company Commencing January 1, 2002)

                            CONDENSED STATEMENTS OF OPERATIONS
                                         (UNAUDITED)

                                               For the Three Months Ended         For the Nine Months Ended      For the Period
                                                      September 30,                     September 30,           January 1,2002
                                             ------------------------------    ------------------------------  to September 30,
                                                 2004             2003             2004             2003             2004
                                             -------------    -------------    -------------    -------------  ----------------

SALES                                        $        --      $        --      $      56,290    $        --      $      96,290

COST OF SALES                                       24,000           24,000           77,250           72,000          411,680
                                             -------------    -------------    -------------    -------------    -------------

GROSS (LOSS) PROFIT                                (24,000)         (24,000)         (20,960)         (72,000)        (315,390)

GENERAL AND ADMINISTRATIVE EXPENSES                428,357          216,094          985,037          621,884        2,591,782

NON-DILUTION AGREEMENT TERMINATION COST                --         1,044,677         (223,860)       1,432,699        2,462,451

INTEREST EXPENSE                                    37,557           39,807          112,671          114,921          444,260

LOSS ON SETTLEMENT OF DEBT                             --              --          2,407,867             --          2,614,017
                                             -------------    -------------    -------------    -------------    -------------

NET LOSS                                          (489,914)      (1,324,578)      (3,302,675)      (2,241,504)      (8,427,900)
                                             -------------    -------------    -------------    -------------    -------------

DEEMED DIVIDEND ON PREFERRED STOCK                     --              --         (2,072,296)           --          (2,072,296)

PREFERRED STOCK DIVIDENDS                          (47,398)         (39,912)         (93,570)        (106,357)        (359,434)
                                             -------------    -------------    -------------    -------------    -------------

                                                   (47,398)         (39,912)      (2,165,866)        (106,357)      (2,431,730)
                                             -------------    -------------    -------------    -------------    -------------

NET LOSS APPLICABLE TO COMMON STOCK          $ (537,312)   $  (1,364,490)   $  (5,468,541)   $  (2,347,861)   $ (10,859,630)
                                             =============    =============    =============    =============    =============

BASIC AND DILUTED LOSS PER COMMON SHARE      $        (.00)   $        (.02)   $        (.05)   $        (.03)
                                             =============    =============    =============    =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  - BASIC AND DILUTED                           142,322,812      89,559,886      111,529,245      89,559,886
                                             =============    =============    =============    =============

                             See notes to condensed financial statements.

                                      F-21

                                          WATERCHEF, INC.
                      (A Development-Stage Company Commencing January 1, 2002)

                          CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                            (UNAUDITED)

                                                   Preferred Stock            Common Stock
                                                -----------------------   -----------------------
                                                  Shares       Amount       Shares       Amount
                                                ----------   ----------   ----------   ----------

For the Nine Months Ended September 30, 2004:
---------------------------------------------
Balance - January 1, 2004                          887,166   $      887   89,564,286   $   89,564

Proceeds from sale of preferred stock
  ($0.80 per share)                                 15,625           15           --           --
  ($2.00 Per share)                                 58,334           59           --           --
  ($2.40 Per share)                                  3,860            4           --           --
  ($2.60 Per share)                                 19,231           19           --           --
  ($2.80 Per share)                                  3,000            3           --           --
  ($4.00 Per share)                                  3,984            4           --           --
  ($4.80 Per share)                                 41,668           42           --           --

Preferred stock issued for services
  ($2.00 Per share)                                 17,265           17           --           --
  ($3.20 Per share)                                 20,625           21           --           --
  ($4.00 Per share)                                  1,000            1           --           --
  ($4.27 Per share)                                  9,375            9           --           --
  ($4.80 Per share)                                  4,168            4           --           --

Proceeds from sale of common stock
  ($0.03 Per share)                                     --           --      450,000          450
  ($0.07 Per share)                                     --           --      666,667          667
  ($0.08 Per share)                                     --           --    1,082,500        1,083
  ($0.15 Per share)                                     --           --      142,428          142
  ($0.17 Per share)                                     --           --      200,000          200

Common stock issued for services
  ($0.05 Per share)                                     --           --    1,857,133        1,857
  ($0.15 Per share)                                     --           --      357,800          358

Preferred stock dividend                                --           --           --           --

Common stock issued for satisfaction of liabilities
  ($0.165 Per share)                                    --           --   37,786,629       37,787

Preferred stock converted to common stock         (405,514)        (405)  17,332,187       17,332

Net loss                                                --           --           --           --
                                                ----------   ----------  -----------   ----------
Balance - September 30, 2004                       679,787   $      680  149,439,630   $  149,440
                                                ==========   ==========  ===========   ==========

                         See notes to condensed financial statements.

                                      F-22

                                          WATERCHEF, INC.
                    (A Development-Stage Company Commencing January 1, 2002)

                        CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                            (UNAUDITED)

                                                            Additional
                                                              Paid-In      Treasury
                                                              Capital       Stock
                                                            -----------   ----------

For the Nine Months Ended September 30, 2004:
--------------------------------------------

Balance - January 1, 2004                                   $13,513,834   $   (5,768)

Proceeds from sale of preferred stock
  ($0.80 per share)                                              12,485          --
  ($2.00 Per share)                                             116,608           --
  ($2.40 Per share)                                               9,256           --
  ($2.60 Per share)                                              49,981           --
  ($2.80 Per share)                                               8,397           --
  ($4.00 Per share)                                              15,925           --
  ($4.80 Per share)                                             199,958           --

Preferred stock issued for services
  ($2.00 Per share)                                              34,513           --
  ($3.20 Per share)                                              65,979           --
  ($4.00 Per share)                                               3,999           --
  ($4.27 Per share)                                              39,991           --
  ($4.80 Per share)                                              19,996           --

Proceeds from sale of common stock
  ($0.03 Per share)                                              14,950           --
  ($0.07 Per share)                                              49,333           --
  ($0.08 Per share)                                              85,517           --
  ($0.15 Per share)                                              20,858           --
  ($0.17 Per share)                                              34,400           --

Common stock issued for services
  ($0.05 Per share)                                              91,000           --
  ($0.15 Per share)                                              53,292           --

Preferred stock dividend                                        (75,493)          --

Common stock issued for satisfaction of liabilities
  ($0.165 Per share)                                          5,635,934           --

Preferred stock converted to common stock                       (16,927)          --

Net loss                                                            --            --
                                                            -----------   ----------
Balance - September 30, 2004                                $19,983,786   $   (5,768)
                                                            ===========   ==========

                   See notes to condensed financial statements.

                                      F-23

                                          WATERCHEF, INC.
                    (A Development-Stage Company Commencing January 1, 2002)

                        CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                            (UNAUDITED)

                                                         Accumulated    Deficit
                                                           Deficit    Accumulated
                                                           Through       During        Total
                                                         December 31, Development   Stockholders'
                                                            2001         Stage       Deficiency
                                                         -----------  ------------  ------------

For the Nine Months Ended September 30, 2004:
---------------------------------------------
Balance - January 1, 2004                               $(14,531,596) $ (5,125,225) $ (6,058,304)

Proceeds from sale of preferred stock
  ($0.80 Per share)                                               --            --        12,500
  ($2.00 Per share)                                               --            --       116,667
  ($2.40 Per share)                                               --            --         9,260
  ($2.60 Per share)                                               --            --        50,000
  ($2.80 Per share)                                               --            --         8,400
  ($4.00 Per share)                                               --            --        15,929
  ($4.80 Per share)                                               --            --       200,000

Preferred stock issued for services
  ($2.00 Per share)                                               --            --        34,530
  ($3.20 Per share)                                               --            --        66,000
  ($4.00 Per share)                                               --            --         4,000
  ($4.27 Per share)                                               --            --        40,000
  ($4.80 Per share)                                               --            --        20,000

Proceeds from sale of common stock
  ($0.03 Per share)                                               --            --        15,400
  ($0.07 Per share)                                               --            --        50,000
  ($0.08 Per share)                                               --            --        86,600
  ($0.15 Per share)                                               --            --        21,000
  ($0.17 Per share)                                               --            --        34,600

Common stock issued for services
  ($0.05 Per share)                                               --            --        92,857
  ($0.15 Per share)                                               --            --        53,650

Preferred stock dividend                                                                 (75,493)

Common stock issued for satisfaction of liabilities
  ($0.165 Per share)                                              --            --     5,673,721

Preferred stock converted to common stock                         --            --            --

Net loss                                                          --    (3,302,675)   (3,302,675)
                                                        ------------   ------------   -----------
Balance - June 30, 2004                                 $(14,531,596) $ (8,427,900)  $(2,831,358)
                                                        ============   ============   ===========

                           See notes to condensed financial statements.

                                      F-24

                                          WATERCHEF, INC.
                      (A Development-Stage Company Commencing January 1, 2002)

                                CONDENSED STATEMENTS OF CASH FLOWS
                                            (UNAUDITED)

                                                    For the Nine Months Ended
                                                         September 30,               For the Period
                                                   --------------------------       January 1, 2002
                                                       2004          2003        to September 30, 2004
                                                   -----------    -----------    ---------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $(3,302,675)   $(2,241,504)        $ (8,427,900)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Depreciation and amortization                      1,391          1,390                5,098
      Non-cash Compensation                            311,037        148,283              560,722
      Non-dilution agreement termination cost         (223,860)     1,432,699            2,462,451
      Loss on settlement of debt                     2,407,867             --            2,614,017
      Inventory reserve                                     --             --              159,250
      Write-off of stock subscription receivable            --             --               21,800
  Changes in assets and liabilities:
    Inventory                                           26,500             --                   --
    Prepaid expenses and other current assets          (10,025)        (6,000)              35,255
    Accounts payable, accrued expenses
      and interest                                     125,523        315,199              909,314
                                                   -----------    -----------          -----------
      NET CASH USED IN OPERATING ACTIVITIES           (664,242)      (349,933)          (1,659,993)
                                                   -----------    -----------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stock subscription receivable                             --         15,500               45,700
  Proceeds from sale of preferred stock                412,756        341,010            1,130,127
  Proceeds from sale of common stock                   207,600             --              307,600
  Proceeds from sale of common stock
    to be issued                                            --             --              200,000
                                                   -----------    -----------          -----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES        620,356        356,510            1,683,427
                                                   -----------    -----------          -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                (43,886)         6,577               23,434

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD        102,831         22,758               35,511
                                                   -----------    -----------          -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD          $    58,945    $    29,335          $    58,945
                                                   ===========    ===========          ===========

                           See notes to condensed financial statements.

                                      F-25

                                 WATERCHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - DESCRIPTION OF BUSINESS

WaterChef, Inc. (the "Company"), is a Delaware Corporation currently engaged in the design and marketing of water purification equipment both inside and outside the United States.

NOTE 2 - BASIS OF PRESENTATION AND ACCOUNTING POLICES

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of
America for interim financial information. Accordingly these financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting of normal recurring accruals)
considered necessary to make the financial statements not misleading have been included. Operating results for the three and nine-month period ended September
30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. These financial statements should be read in conjunction with the financial statements and footnotes thereto included in the
Company's financial statements for the year ended December 31, 2003, included elsewhere within this document.

Stock-Based Compensation - In December 2002, the FASB issued SFAS No.
148,"Accounting for Stock-Based Compensation - Transition and Disclosure - an
amendment of FASB Statement No.123." SFAS No. 148 amends SFAS No. 123,
"Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements apply to all companies for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company will continue to account for stock-based compensation according to APB Opinion No. 25.

The following table summarizes relevant information as to reported results under the Company's intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of FAS 123 had been applied for the following periods ended September 30, 2004 and 2003 as follows:

                                                 Three Months Ended            Nine Months Ended
                                                   September 30,                 September 30,
                                                 2004          2003           2004          2003
                                              -----------   -----------    -----------   -----------

Net loss applicable to common stock           $  (537,312)  $(1,364,490)   $(5,468,541)  $(2,347,861)
Stock-based employee compensation cost,
  net of tax effect, under fair value
  accounting                                       44,656            --        125,213            --
                                              -----------   -----------    -----------   -----------

Pro-forma net loss under fair value method    $  (581,968)  $(1,364,490)   $(5,593,754)  $(2,347,861)
                                              ===========   ===========    ===========   ===========

Loss per share - basic and diluted                 $(0.00)       $(0.02)        $(0.05)       $(0.03)
Per share stock-based employee
  compensation cost, net of tax
  effect, under fair value accounting                0.00          0.00           0.00          0.00
                                                   ------        ------         ------        ------

Pro-forma loss per share - basic and diluted       $(0.00)       $(0.02)        $(0.05)       $(0.03)
                                                   ======        ======         ======        ======

                                      F-26

During 2004, the Company has issued 6,000,000 stock options to purchase common stock of the Company to the president and a director. The total stock options granted may be converted to common stock at an exercise price of $0.25 and expire in five years.

                                      F-27

                                 WATERCHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 3 - GOING CONCERN

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has a working capital deficiency at September 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters include restructuring its existing debt, settling its existing debt by issuing shares of its common stock and raising additional capital through future issuance of stock and or debentures. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - RECENT ACCOUNTING STANDARDS

In January 2003, the FASB issued Interpretation Number 46, "Consolidation of
Variable Interest Entities" ("FIN No. 46"). This interpretation of Accounting
Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity
("VIE") established by means other than voting interests. FIN No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modification to FIN No. 46 and issued Interpretation Number 46(R),
"Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51"
("FIN No. 46(R)"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46(R) is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after
December 15, 2003. Application by public small business issuers' entities is required in all interim and annual financial statements for periods ending after
December 15, 2004.

In December 2004, the FASB revised its SFAS No. 123 ("SFAS No. 123R"),
"Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award.
Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends
SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. The provisions of the revised statement are effective for small business issuers financial statements issued for the first interim or annual reporting period beginning after December 15, 2005, with early adoption encouraged. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

The adoption of this pronouncement is not expected to have a material effect on the Company's financial statements.

NOTE 5 - COMMON STOCK ISSUED

On June 4, 2004, the Company convened a special meeting of its common, Series A
Preferred, Series C Preferred, Series D Preferred, Series F Preferred
stockholders (together the "Stockholders"). The Stockholders, voting as a single class, voted and approved a proposal to amend the Certificate of Incorporation to increase the Company's authorized capital stock from 100,000,000 shares to
200,000,000 shares, consisting of 190,000,000 shares of common stock and
10,000,000 shares of preferred stock.

During the nine months ended September 30, 2004, the Company recorded the following transactions:

a. Cash

     During 2002, the Company received $200,000 for 4,000,000 shares of its common stock. These shares were issued during the June 2004 quarter upon the approval by the stockholders of the increase in the number of authorized common shares of the Company.

     During the September 2004 quarter, the Company received $207,600 for
     2,541,595 shares of its common stock.

b.   Non-Dilution Agreement Termination Cost

     In 2002, the Company agreed to issue to the Company's President and Chief
     Executive Officer, and to related parties of such, an aggregate of
     14,923,958 shares of its common stock in connection with the voluntary surrender of a non-dilution agreement that the President had entered into with the Company in June 1997.

                                      F-28

                                 WATERCHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5 - COMMON STOCK ISSUED(Continued)

     Since the issuance of these shares was subject to stockholder approval, the measurement date for purposes of valuation was established when such stockholder approval was obtained. Accordingly, the Company was utilizing variable accounting to determine the value of these shares. These shares were issued during the June 2004 quarter upon the approval by the stockholders of the increase in the number of authorized common shares of the Company.
     The value of these shares was $2,462,451.

c.   Services

     During 2002, the Company agreed to issue to various parties an aggregate of
     1,075,000 shares of its common stock for value of $84,000 in connection with professional services. These shares were issued during the June 2004 quarter upon the approval by the stockholders of the increase in the number of authorized common shares of the Company.

     During the September 2004 quarter, the Company issue to various parties an aggregate of 2,214,933 shares of its common stock for value of $146,507 in connection with professional services. These shares were issued during the current quarter.

d.   Debenture Liabilities

     The Company was a defendant in an action brought by certain debenture holders (The "Bridge Loans") in New Hampshire Superior Court seeking repayment of $300,000 of debenture principal together with interest from
     1997, and the issuance of penalty shares for non payment of principal and interest. In addition, the plaintiffs claim that they had suffered by the
     Company's failure to register the shares issued under the warrant agreement.

     The Company had interposed defenses and counterclaims. In June 1997, in connection with the debentures, the Company had issued 6,667 shares of common stock for every $1,000 of debt at a price of $0.15 per share. The
     Company claimed that it was owed the $300,000 consideration for such shares. In addition, the Company had issued warrants for the purchase of
     2,500,000 shares of common stock at an exercise price of $0.15 per share originally exercisable until March 2002.

     Furthermore, the Company had issued another 100,000 shares of common stock to each debenture holder, or 1,300,000 shares, at a price of $0.15 per share.

     In 2002, the Company and the Bridge Lenders participating in the legal action, settled this dispute requiring the Company to: (i) Issue a minimum of 3,000,000 shares of common stock valued at $497,500 in lieu of the principal and interest owed to the debenture holders who participated
     ("participants") in this legal action. The Company recorded the debentures at $300,000, plus accrued interest of $39,400, for a total of $339,400. The difference between the $497,500 settlement and the $339,400, or $158,100, was recorded as a loss on settlement of debt; (ii) Extend the warrants attached to the participants' debentures for another two years until March
     2004, for which the Company has recorded a non cash charge of $111,000;
     (iii) In 2004, in connection with the issuance of the Bridge Lender shares, the Company further extended the term of the warrants for twelve months until March 2005 and recorded $94,151 as a loss on settlement of debt in connection with such warrant extension; and (iv) Issued additional shares since the product of the $497,500, as valued for the 3,000,000 shares above, divided by the average daily trading price for the 30 days subsequent to the settlement, was greater than the original 3,000,000 shares. Due to these requirements, the Company was obligated to issue an additional 14,037,671 shares. As of June 30, 2004, the Company has issued the 3,000,000 shares and the additional 14,037,671 shares originally valued at $497,500. The Company recorded a loss on settlement of debt of
     $2,313,716 since the total value of the shares on the date of issuance was
     $2,811,216.

                                      F-29

                                 WATERCHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5 - COMMON STOCK ISSUED(Continued)

The debenture holders that did not participate ("non-participating debentures") in the above legal action had total debentures of $75,000, plus accrued interest of $9,850 as of the settlement date, totaling
$84,850. In conjunction with the above settlement, the Company settled these outstanding non-participating debentures, plus accrued interest, with the issuance of 750,000 shares of common stock valued at $0.0292 per share, or $21,900. During the June 2004 quarter, the 750,000 shares were issued.

e.          CONVERSION OF PREFERRED STOCK INTO COMMON STOCK

During the June 30, 2004 quarter, the Company agreed to issue to various parties an aggregate of 5,228,333 shares of its Common Stock in connection with the conversion of Preferred Sstock.

During the September 30, 2004 quarter, the Company agreed to issue to various parties an aggregate of 12,103,854 shares of its Common Stock in connection with the conversion of Preferred Stock.

The total shares issued upon stockholder approval of the increase in the authorized stock of the Company as a result of the transactions described above aggregate 59,875,344.

NOTE 6 - NET LOSS PER SHARE OF COMMON STOCK

Basic net loss per share of common stock is computed based on the weighted average number of common shares outstanding during the periods presented.

Diluted net income per share of common stock is computed based on the weighted average number of common shares outstanding during the periods presented, plus any dilutive common stock equivalents. Common stock equivalents consisting of warrants and options were not included in the calculation of loss per share for the three and nine months ended September 30, 2004 and 2003 because their inclusion would have been antidilutive. Total potential shares issuable upon the exercise of options, warrants, the conversion of preferred stock, and payment of accrued dividends for the nine months ended September 30, 2004 and 2003 were
37,555,044 and 24,982,154, respectively.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company's lease for its administrative facilities located in Glen Head, New
York expired in September 2001. The Company has been leasing such facilities since the expiration on a month-to-month basis.

In May 2001, the Company entered into a distribution agreement with a company
(the "Sub distributor") based in the State of Jordan. The Sub distributor has agreed to purchase no fewer than 100 units of the Company's "Pure Safe Water
Station", in the calendar year commencing January 1, 2001. A minimum purchase of
50 units are required to be purchased in each of the subsequent years commencing
January 1, 2002 and 2003, respectively. During the year ended December 31, 2001,
18 units had been shipped under this agreement. The sale will be recognized when the Company receives payments. The Company recorded the cost of the inventory shipped as a loss contingency of $242,035 during the year ended December 31,
2001, since return of the items is uncertain.

                                      F-30

                                 WATERCHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

On November 17, 2000, the Company entered into a three-year master distribution agreement for their "Pure Safe Water Station" with a distributor based out of
Hong Kong ("the distributor"). Under this agreement, upon meeting minimum quantities of sales in each of the years of agreement, the distributor will receive a rebate of 20% of the total price for all products, parts and supplies purchased from the Company. Furthermore, the distributor, upon meeting these minimum sales quantities will have the right to purchase up to 30,000,000 shares of the Company's common stock at $0.05 per share. The sales targets were never met and the agreement was cancelled on June 17, 2002.

NOTE 8 - PREFERRED STOCK-SERIES F & SERIES C

During 2003, management authorized the Company to raise up to $550,000 through a private placement by issuing 10% two-year convertible preferred instruments. The preferred, designated as Series F, and providing for one million shares in total, will be convertible into shares of Water Chef's common stock at such time as the stockholders of the corporation approve an increase in the authorized capital stock of the corporation, which occurred on June 4, 2004. All dividends are cumulative and are payable in cash or in shares of the Company's common stock valued at the then current market price per share, at the time of maturity, or upon conversion, whichever is earlier. The conversion rate for shares is 40 shares of common for each share of preferred stock. The Series F convertible preferred stockholders have voting rights equal to the common stockholders. The Series F convertible preferred stock has no stated rights in the assets of the Company upon liquidation.

Although there was a discount upon the issuance of all of the preferred stock in accordance with Emerging Issue Task Force ("EITF") 98-5, a security is not yet convertible if certain contingencies exist which are dependent upon the occurrence of a future event outside the control of the security holder. In this case, the shares could only be converted into common stock after the stockholders of the Company approve an increase in the authorized capital stock of the corporation. In accordance with EITF 98-5, any beneficial conversion
(discount) feature is measured at the commitment date, but will not be recognized as an adjustment to earnings until the contingency is resolved,(the date the increase in shares are approved). On June 4, 2004, the Company voted and approved a proposal to amend the Certificate of Incorporation to increase the Company's authorized capital stock from 100,000,000 to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock. During the June 2004 quarter, the Company recorded the deferred contingent beneficial conversion adjustment of $2,072,697 as a deemed dividend since the contingency was resolved.

In connection with Series F conversions and the maturity of Series C preferred stock, the Company recorded accrued dividends of $75,493 as of September 30,
2004 in the condensed balance sheet.

Cash
----

During the nine months ended September 30, 2004, the Company issued 145,702 shares and raised $412,756 through the sale of Series F convertible preferred stock.

Services
--------

During the nine months ended September 30, 2004, the Company issued an aggregate of 52,433 shares of its Series F convertible preferred stock for professional services totaling $164,530.

                                      F-31

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The
Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5.1 of the Registrant's amended and restated bylaws and Section 8 of our restated certificate of incorporation provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law.

          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

          The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors, officers, employees and other agents against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the various expenses (other than selling commissions and other fees to be paid to the underwriters) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the Securities and Exchange
Commission ("SEC") registration fee, all amounts shown are estimates.

SEC registration fee.................................. $     2,427.34
Legal fees and expenses...............................      30,000.00
Accounting fees and expenses..........................      10,000.00
Miscellaneous expenses................................       2,572.66
                                                       --------------
                  Total............................... $    45,000.00
                                                       ==============

                                      II-1

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

Purchaser                        Price Per         Purchase Amount                  Class             Date of            # of
                                 Share                                                                Purchase           Shares
-----------------------------------------------------------------------------------------------------------------------------------
Marshall Sterman                 $0.10             Financial Consulting             Common            04/19/2002         800,000
                                                   - $80,000
-----------------------------------------------------------------------------------------------------------------------------------
Ronald W. Hart                   $0.08             Compensation -                   Common            04/19/2002         225,000
                                                   $18,000
-----------------------------------------------------------------------------------------------------------------------------------
Richard Wilson                   $0.08             Compensation -                   Common            04/19/2002         112,500
                                                   $9,000
-----------------------------------------------------------------------------------------------------------------------------------
John Gilbert                     $0.08             Compensation -                   Common            04/19/2002         112,500
                                                   $9,000
-----------------------------------------------------------------------------------------------------------------------------------
Mohamed Salem                    $0.08             Compensation -                   Common            04/19/2002         112,500
                                                   $9,000
-----------------------------------------------------------------------------------------------------------------------------------
Mastafa Tolba                    $0.08             Compensation -                   Common            04/19/2002         112,500
                                                   $9,000
-----------------------------------------------------------------------------------------------------------------------------------
John Clarke                      $0.05             Commission - $5,000              Common            04/19/2002         100,000
-----------------------------------------------------------------------------------------------------------------------------------
Earl Roberts                     $0.05             Website Consultant -             Common            04/19/2002         50,000
                                                   $2,500
-----------------------------------------------------------------------------------------------------------------------------------
Patrick Brady                    $0.05             $25,000                          Common            04/19/2002         500,000
-----------------------------------------------------------------------------------------------------------------------------------
Peter Hall                       $0.05             $25,000                          Common            04/19/2002         500,000
-----------------------------------------------------------------------------------------------------------------------------------
George Frank                     $0.05             $50,000                          Common            04/19/2002         1,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Barry Moscowitz                  $0.035            $100,000                         Common            04/19/2002         2,857,133
-----------------------------------------------------------------------------------------------------------------------------------
David Conway IRA                 $0.05             Non-Dilution                     Common            04/19/2002         4,184,693
-----------------------------------------------------------------------------------------------------------------------------------                                                   Agreement
David & Rosanne Conway           $0.05             Non-Dilution                     Common            04/19/2002         6,769,583
                                                   Agreement
-----------------------------------------------------------------------------------------------------------------------------------
Jennifer Conway                  $0.05             Non-Dilution                     Common            04/19/2002         1,984,886
                                                   Agreement
-----------------------------------------------------------------------------------------------------------------------------------
Caroline Conway                  $0.05             Non-Dilution                     Common            04/19/2002         1,984,886
                                                   Agreement
-----------------------------------------------------------------------------------------------------------------------------------
Earl Ellis                       $0.05             $100,000                         Common            04/25/2002         2,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Ron Breeding                     $0.03             Mktg Services                    Common            06/04/2002         125,000
-----------------------------------------------------------------------------------------------------------------------------------

                                      II-2

Purchaser                        Price Per         Purchase Amount                  Class             Date of            # of
                                 Share                                                                Purchase           Shares
-----------------------------------------------------------------------------------------------------------------------------------
Domenic Strazzula                $0.029            Settlement                       Common            06/20/2002         500,000
-----------------------------------------------------------------------------------------------------------------------------------
Felix Hertzka                    $0.029            Settlement                       Common            06/20/2002         250,000
-----------------------------------------------------------------------------------------------------------------------------------
Michael and Roberta Guadette     $0.029            Settlement                       Common            06/20/2002         250,000
-----------------------------------------------------------------------------------------------------------------------------------
Claudette Gelfand                $0.029            Settlement                       Common            06/20/2002         250,000
-----------------------------------------------------------------------------------------------------------------------------------
Catherine Griffin                $0.029            Settlement                       Common            06/20/2002         250,000
-----------------------------------------------------------------------------------------------------------------------------------
Joseph Fichtl                    $0.029            Settlement                       Common            06/20/2002         500,000
-----------------------------------------------------------------------------------------------------------------------------------
KT and Callaway Decoster         $0.029            Settlement                       Common            06/20/2002         300,000
-----------------------------------------------------------------------------------------------------------------------------------
Holly Harris                     $0.029            Settlement                       Common            06/20/2002         100,000
-----------------------------------------------------------------------------------------------------------------------------------
Alexander Harris                 $0.029            Settlement                       Common            06/20/2002         100,000
-----------------------------------------------------------------------------------------------------------------------------------
Michael and Diane Hayden         $0.029            Settlement                       Common            06/20/2002         250,000
-----------------------------------------------------------------------------------------------------------------------------------
K. Thomas Decoster               $0.029            Settlement                       Common            06/20/2002         250,000
-----------------------------------------------------------------------------------------------------------------------------------
John J. Clarke                   $0.029            Settlement                       Common            06/20/2002         500,000
-----------------------------------------------------------------------------------------------------------------------------------
Edward Brown                     $0.029            Settlement                       Common            06/20/2002         250,000
-----------------------------------------------------------------------------------------------------------------------------------
Jeffrey Power                    $1.00             $22,500                          Series C          09/25/2002         25,000
                                                                                    Preference
-----------------------------------------------------------------------------------------------------------------------------------
William A. Cady Trust            $1.00             $22,500                          Series C          09/26/2002         25,000
                                                                                    Preference
-----------------------------------------------------------------------------------------------------------------------------------
Robert and Betsy Jordan          $1.00             $ 9,000                          Series C          10/09/2002         10,000
                                                                                    Preference
-----------------------------------------------------------------------------------------------------------------------------------
Francis L. Collins               $1.00             $13,500                          Series C          10/30/2002         15,000
                                                                                    Preference
-----------------------------------------------------------------------------------------------------------------------------------
Jeffrey Power                    $1.00             $45,000                          Series C          12/30/2002         50,000
                                                                                    Preference
-----------------------------------------------------------------------------------------------------------------------------------
Robert Swinton                   $1.00             Comp. Marketing                  Series C          02/13/2003         15,000
                                                   Consult. - $15,000               Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Andrew Vito                      $1.00             Comp. Marketing                  Series C          02/13/2003         15,000
                                                   Consult. - $15,000               Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Daniel Negrila                   $1.00             $5,000                           Series C          04/29/2003         5,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
                                      II-3

Purchaser                        Price Per         Purchase Amount                  Class             Date of            # of
                                 Share                                                                Purchase           Shares
-----------------------------------------------------------------------------------------------------------------------------------
Peter Gherasim                   $1.00             $7,500                           Series C          04/29/2003         7,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
The Funding Group                $1.00             Comp Loan Interest               Series C          04/29/2003         6,750
                                                   - $11,250                        Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Barry Moscowitz                  $1.00             $47,500                          Series F          06/13/2003         47,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Dwight Grader                    $1.00             $50,000                          Series F          07/17/2003         50,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Barry Moscowitz                  $1.00             $27,500                          Series F          07/17/2003         27,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Resnick & Company                $1.00             Comp. - Accounting               Series F          07/17/2003         26,500
                                                   Svcs. - $26,500                  Preferred
-----------------------------------------------------------------------------------------------------------------------------------
The Funding Group                $1.00             Interest and Late Fees -         Series F          07/17/2003         11,250
                                                   $14,000                          Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Michael Manfredo                 $1.00             $25,000                          Series F          08/04/2003         25,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Jeffrey Power                    $1.00             $50,000                          Series F          08/04/2003         50,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Michael Manfredo                 $1.00             $25,000                          Series F          08/22/2003         25,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Patrick Brady                    $1.00             $15,000                          Series F          08/22/2003         7,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Peter Hall                       $1.00             $15,000                          Series F          08/22/2003         7,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Michael Davis                    $1.00             $30,000                          Series F          08/22/2003         15,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Richard Van Grouw                $1.00             $20,000                          Series F          08/22/2003         10,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Barnett Fine                     $1.00             $20,000                          Series F          08/22/2003         14,285
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Alliance Trade                   $1.00             Fee for Design Svc. -            Series F          08/22/2003         1,000
                                                   $1,000                           Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Robert Swinton                   $1.00             Fee for Mktg Svc. -              Series F          08/22/2003         18,750
                                                   $56,250                          Preferred
-----------------------------------------------------------------------------------------------------------------------------------

                                      II-4

Purchaser                        Price Per         Purchase Amount                  Class             Date of            # of
                                 Share                                                                Purchase           Shares
-----------------------------------------------------------------------------------------------------------------------------------
Douglas Davis                    $1.00             Fee for                          Series F          09/18/2003         25,000
                                                   Manufacturing/Engin.             Preferred
                                                   Svc. - $55,000
-----------------------------------------------------------------------------------------------------------------------------------
Raimond Irni                     $1.00             Commission -                     Series F          09/18/2003         6,250
                                                   $17,500                          Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Nathan Lis                       $1.00             $20,000                          Series F          09/18/2003         11,250
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
David Rappaport                  $1.00             $7,500                           Series F          09/18/2003         3,125
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
David Van Der Velde              $1.00             $1,500                           Series F          09/18/2003         625
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Abraham Hershkowitz              $1.00             $1,500                           Series F          09/18/2003         781
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Harold Tishler                   $1.00             $3,000                           Series F          09/18/2003         1,250
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Leonard Fuchs                    $1.00             $15,000                          Series F          09/18/2003         6,250
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Mike Majerovic                   $1.00             Commission - $1,750              Series F          09/18/2003         1,750
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
WWD Trading Int'l                $1.00             $100,000                         Series F          10/17/2003         65,790
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
David Fried                      $1.00             $850                             Series F          10/17/2003         625
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
David Schor                      $1.00             $2,075                           Series F          10/17/2003         1,563
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Peter Hoffman                    $1.00             $2,075                           Series F          10/17/2003         1,563
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Peter Tingus                     $1.00             Comp. Fee Editing                Series F          10/17/2003         390
                                                   Svc. - $1,000                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Nicholas Anagnastopoulos         $1.00             $12,750                          Series F          11/11/2003         7,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Haralambos Kostopoulos           $1.00             $4,250                           Series F          11/11/2003         2,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Jonathan McDermott               $1.00             $4,000                           Series F          11/11/2003         2,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
                                      II-5

Purchaser                        Price Per         Purchase Amount                  Class             Date of            # of
                                 Share                                                                Purchase           Shares
-----------------------------------------------------------------------------------------------------------------------------------
Robert Kaszovits                 $1.00             $20,000                          Series F          12/10/2003         10,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Seymour Yanovsky                 $1.00             $4,040                           Series F          12/10/2003         2,188
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Daniel Alkobi                    $1.00             $1,155                           Series F          12/10/2003         625
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Yacob Alcoby                     $1.00             $1,155                           Series F          12/10/2003         625
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Yair Matan                       $1.00             $3,465                           Series F          12/10/2003         1,875
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Abraham Hershkovitz              $1.00             $1,735                           Series F          12/10/2003         939
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
David Rappaport                  $1.00             $5,775                           Series F          12/10/2003         3,125
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Leonard Fuchs                    $1.00             $4,620                           Series F          12/10/2003         2,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Carlos Correas                   $1.00             $1,155                           Series F          12/10/2003         625
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Mike Liebhard                    $1.00             $575                             Series F          12/10/2003         313
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Mike Majerovic                   $1.00             $3,695                           Series F          12/10/2003         2,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Dror Magori                      $1.00             $865                             Series F          12/10/2003         469
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Chaim Majerovic                  $1.00             $230                             Series F          12/10/2003         175
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Eligio Majerovic                 $1.00             $8,000                           Series F          12/10/2003         4,250
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Marshall Sterman                 $1.00             Compensation Board               Series F          12/10/2003         12,500
                                                   Svc. - $25,000                   Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Olshan Grundman                  $1.00             Compensation Legal               Series F          12/10/2003         5,000
                                                   Services - $16,000               Preferred
-----------------------------------------------------------------------------------------------------------------------------------

                                      II-6

Purchaser                        Price Per         Purchase Amount                  Class             Date of            # of
                                 Share                                                                Purchase           Shares
-----------------------------------------------------------------------------------------------------------------------------------
Moneesh Bakshi                   $1.00             Translating Service -            Series F          12/10/2003         50
                                                   $200                             Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Mohammad Mamaun                  $1.00             Translating Service -            Series F          12/10/2003         50
                                                   $200                             Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Leonard Cohen                    $1.00             $50,000                          Series F          01/06/2004         25,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Kollel Metzioynim Lhoroah        $1.00             $12,000                          Series F          01/06/2004         5,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Gregory Simonelli                $1.00             $7,000                           Series F          01/06/2004         2,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Jaime Asaro                      $1.00             $7,000                           Series F          01/06/2004         2,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Jack Neiman                      $1.00             $3,500                           Series F          01/06/2004         1,250
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Harris Tunick                    $1.00             $3,500                           Series F          01/06/2004         1,250
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Gian Ciarniello                  $1.00             $1,400                           Series F          01/06/2004         500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Barnett Fine                     $1.00             $7,000                           Series F          01/06/2004         2,500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Howard Fine                      $1.00             $1,400                           Series F          01/06/2004         500
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Haichel Esther                   $1.00             $60,000                          Series F          01/06/2004         30,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Barry Moscowitz                  $1.00             Commission - $6,000              Series F          01/06/2004         3,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
The Resnick Group                $1.00             Fee for annual acctg.            Series F          01/06/2004         8,125
                                                   svc. -$26,000                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Peter Hoffman                    $1.00             $3,750                           Series F          01/15/2004         1,563
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Rafael Moas                      $1.00             $3,750                           Series F          01/15/2004         1,563
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
David Fried                      $1.00             $475                             Series F          01/15/2004         195
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------

                                      II-7

Purchaser                        Price Per         Purchase Amount                  Class             Date of            # of
                                 Share                                                                Purchase           Shares
-----------------------------------------------------------------------------------------------------------------------------------
Dror Magori                      $1.00             $475                             Series F          01/15/2004         195
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Florence Gut                     $1.00             $825                             Series F          01/15/2004         344
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Dror Magori                      $1.00             $1,850                           Series F          02/05/2004         463
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Meryl Hagler                     $1.00             $3,575                           Series F          02/05/2004         893
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
David Fried                      $1.00             $3,575                           Series F          02/05/2004         893
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Ezra Moas                        $1.00             $1,000                           Series F          02/05/2004         250
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Morris Sabbach                   $1.00             $1,000                           Series F          02/05/2004         250
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Jac Steinberger                  $1.00             $3,075                           Series F          02/05/2004         770
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Abraham Rotban                   $1.00             $1,855                           Series F          02/05/2004         465
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Raimond Irni                     $1.00             Compensation                     Series F          02/05/2004         1,000
                                                   Commission - $4,000              Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Arnold Fonseca                   $1.00             $50,000                          Series F          03/30/2004         19,231
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Eliezer Ely                      $1.00             $2,480                           Series F          03/30/2004         1,240
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Moische Koffman                  $1.00             $2,325                           Series F          03/30/2004         1,162
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Harold Friedman                  $1.00             $775                             Series F          03/30/2004         388
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Aaron Groner                     $1.00             $310                             Series F          03/30/2004         155
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Abraham Kiplinsky                $1.00             $775                             Series F          03/30/2004         388
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Annette Hunter                   $1.00             $50,000                          Series F          03/30/2004         25,000
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------

                                      II-8

Purchaser                        Price Per         Purchase Amount                  Class             Date of            # of
                                 Share                                                                Purchase           Shares
-----------------------------------------------------------------------------------------------------------------------------------
Eugenie Trott                    $1.00             $200,000                         Series F          03/30/2004         41,668
                                                                                    Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Marshall Sterman                 $1.00             Compensation -                   Series F          03/30/2004         6,250
                                                   $20,000                          Preferred
-----------------------------------------------------------------------------------------------------------------------------------
John. J. Clarke                  $1.00             Compensation -                   Series F          03/30/2004         6,250
                                                   $20,000                          Preferred
-----------------------------------------------------------------------------------------------------------------------------------
C. Trade Inc.                    $1.00             Compensation -                   Series F          03/30/2004         9,375
                                                   $40,000                          Preferred
-----------------------------------------------------------------------------------------------------------------------------------
A. Elizier                       $1.00             Comp. Web design -               Series F          03/30/2004         1,765
                                                   $3,500                           Preferred
-----------------------------------------------------------------------------------------------------------------------------------
E. McInerney                     $1.00             Commission -                     Series F          03/30/2004         4,168
                                                   $20,000                          Preferred
-----------------------------------------------------------------------------------------------------------------------------------
T. Mendirotta                    $1.00             Commission -                     Series F          03/30/2004         12,500
                                                   $25,000                          Preferred
-----------------------------------------------------------------------------------------------------------------------------------
Philip Koch                      $0.1475           $885                             Common            08/04/2004         6,000
-----------------------------------------------------------------------------------------------------------------------------------
David Fried                      $0.1475           $5,530                           Common            08/04/2004         37,500
-----------------------------------------------------------------------------------------------------------------------------------
Harold Tishler                   $0.1475           $3,685                           Common            08/04/2004         25,000
-----------------------------------------------------------------------------------------------------------------------------------
David Rappaport                  $0.1475           $9,215                           Common            08/04/2004         62,500
-----------------------------------------------------------------------------------------------------------------------------------
Harold Jacobowitz                $0.1475           $1,685                           Common            08/04/2004         11,428
-----------------------------------------------------------------------------------------------------------------------------------
Michael Majerovic                $0.1475           $1,150                           Common            08/04/2004         7,800
-----------------------------------------------------------------------------------------------------------------------------------
Segoes Trust LTD                 $0.08             $72,000                          Common            08/06/2004         900,000
-----------------------------------------------------------------------------------------------------------------------------------
Richard Barsom                   $0.12             Comp. Marketing                  Common            08/06/2004         50,000
                                                   Svc. - $6,000
-----------------------------------------------------------------------------------------------------------------------------------
Marshall Sterman                 $0.12             Comp. Fin'l Consult.             Common            08/06/2004         200,000
                                                    - $24,000
-----------------------------------------------------------------------------------------------------------------------------------
Max Ollech                       $0.08             $15,400                          Common            08/20/2004         200,000
-----------------------------------------------------------------------------------------------------------------------------------
Rafael Moas                      $0.08             $5,800                           Common            08/20/2004         72,500
-----------------------------------------------------------------------------------------------------------------------------------
Dror Magori                      $0.08             $800                             Common            08/20/2004         10,000
-----------------------------------------------------------------------------------------------------------------------------------
Morris Sabbach                   $0.08             $800                             Common            08/20/2004         10,000
-----------------------------------------------------------------------------------------------------------------------------------
Randy Chalom                     $0.08             $1,600                           Common            08/20/2004         20,000
-----------------------------------------------------------------------------------------------------------------------------------

                                      II-9

Purchaser                        Price Per         Purchase Amount                  Class             Date of            # of
                                 Share                                                                Purchase           Shares
-----------------------------------------------------------------------------------------------------------------------------------
Ezra Moas                        $0.08             $800                             Common            08/20/2004         10,000
-----------------------------------------------------------------------------------------------------------------------------------
Ezra Mossieri                    $0.08             $800                             Common            08/20/2004         10,000
-----------------------------------------------------------------------------------------------------------------------------------
Kellel Metzioynim                $0.08             $34,600                          Common            08/20/2004         450,000
-----------------------------------------------------------------------------------------------------------------------------------
George Feinsod                   $0.10             Comp. Tax Prep Fees              Common            08/20/2004         100,000
                                                   - $10,000
-----------------------------------------------------------------------------------------------------------------------------------
Samaritan Group Intl.            $0.05             Fee for UN Admission             Common            09/08/2004         500,000
                                                   Admission - $25,000
-----------------------------------------------------------------------------------------------------------------------------------
IMSCO/ F. Weston                 $0.05             Fee for UN Admission             Common            09/08/2004         1,000,000
                                                   Admission - $50,000
-----------------------------------------------------------------------------------------------------------------------------------
Ellis International Trust        $0.075            $50,000                          Common            09/17/2004         666,667
-----------------------------------------------------------------------------------------------------------------------------------
Max Ollech                       $0.08             $4,000                           Common            09/17/2004         50,000
-----------------------------------------------------------------------------------------------------------------------------------
WW Trading Int'l                 $0.075            Comp. Commissions                Common            10/06/2004         200,000
                                                   - $15,000
-----------------------------------------------------------------------------------------------------------------------------------
Annette Hunter                   $0.075            Comp. Commissions                Common            10/06/2004         100,000
                                                   - $7,500
-----------------------------------------------------------------------------------------------------------------------------------
Rudolf Schindler                 $0.10             Comp. Accrued Payroll            Common            10/29/2004         311,100
                                                   Payroll - $31,110
-----------------------------------------------------------------------------------------------------------------------------------
WW Trading Int'l                 $0.08             $25,000                          Common            10/29/2004         312,500
-----------------------------------------------------------------------------------------------------------------------------------
Nachum Lis                       $0.05             $40,000                          Common            11/16/2004         800,000
-----------------------------------------------------------------------------------------------------------------------------------
Lyons Capital Partners           $0.08             $50,000                          Common            11/16/2004         625,000
-----------------------------------------------------------------------------------------------------------------------------------
Jason Lyons                      $0.08             Commission - $5,000              Common            11/24/2004         62,500
-----------------------------------------------------------------------------------------------------------------------------------
Richard Barsom                   $0.08             Comp. Mktg Services              Common            11/24/2004         150,000
                                                   - $12,000
-----------------------------------------------------------------------------------------------------------------------------------
Rudolf W. Schindler              $0.155            Comp./Accrued                    Common            12/17/2004         100,000
                                                   Payroll - $15,500
-----------------------------------------------------------------------------------------------------------------------------------
Leonard Cohen                    $0.10             $35,000                          Common            12/17/2004         350,000
-----------------------------------------------------------------------------------------------------------------------------------
Haichel Esther                   $0.10             $40,000                          Common            12/17/2004         400,000
-----------------------------------------------------------------------------------------------------------------------------------
          The Company issued these shares in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and
Regulation D promulgated there under. These shares were offered to less than 35
"non-accredited" investors and were purchased for investment purposes with no view to resale.

                                     II-10

            ITEM 27.  EXHIBITS.

   (a)      Exhibits:

NUMBER     DESCRIPTION OF EXHIBIT
   3.1     Amended and Restated By-Laws of Water Chef, Inc. - Incorporated
           herein by reference to Exhibit 3(ii) to the Form 10-KSB/A filed
           November 17, 2003.
  3.2*     Amended and Restated Certificate of Incorporation of Water Chef, Inc.
  3.3*     Certificate of Amendment of Restated Certificate of Incorporation of
           Water Chef, Inc. dated August 2, 1993
  3.4*     Certificate of Amendment of Restated Certificate of Incorporation of
           Water Chef, Inc. dated August 2, 1992
  3.5*     Certificate for Renewal and Revival of Certificate of Incorporation
  3.6*     Certificate of Amendment of Restated Certificate of Incorporation of
           Water Chef, Inc. dated February 20, 2002
  3.7*     Certificate of Correction filed to correct a certain error in the
           Certificate of Amendment of the Restated Certificate of Incorporation
           of Water Chef, Inc. dated May 7, 2004
   4.1     Certificate of Designation of Series A Preferred Stock of Water Chef,
           Inc. - Incorporated herein by reference to Exhibit 4.1 to the Form
           10-KSB/A filed November 17, 2003.
   4.2     Certificate of Designation of Series C Preferred Stock of Water Chef,
           Inc. - Incorporated herein by reference to Exhibit 4.2 to the Form
           10-KSB/A filed November 17, 2003.
   4.3     Certificate of Designation of Series D Preferred Stock of Water Chef,
           Inc. - Incorporated herein by reference to Exhibit 4.3 to the Form
           10-KSB/A filed November 17, 2003.
  4.4*     Certificate of Designation of Series F Preferred Stock of Water Chef,
           Inc.
   4.5     Series B Warrant to Purchase Common Stock and Allonge to and
           Amendment and Extension of Common Stock Purchase Warrant -
           Incorporated herein by reference to Exhibit 4.4 to the Form 10-KSB/A filed November 17, 2003.
  4.6*     Series B Second Allonge to and Amendment and Extension of Common
           Stock Purchase Warrant
   4.7     Subordinated Debentures - Incorporated herein by reference to Exhibit
           4.5 to the Form 10-KSB/A filed November 17, 2003.
  5.1*     Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
  10.1     Mutual Settlement Agreement and General Release, dated June 20, 2002, by and between the Company; K. Thomas and Callaway Decoster, as husband and wife; K. Thomas Decoster, individually; Michael P. and
           Roberta S. Gaudette, as husband and wife; Dominic M. Strazzulla; the
           Felix A. Hertzka Estate; Claudette L. Gelfand and the Claudette L.
           Gelfand Revocable Trust; Catherine C. Griffin; Michael B. and Diane
           L. Hayden, as husband and wife; Alexander Harris; Holly O. Harris;
           and Joseph R. Fichtl and the Joseph R. Fichtl 1995 Trust -
           Incorporated herein by reference to Exhibit 10.1 to the Form 10-KSB/A filed April 15, 2004.
  10.2     Addendum to Settlement Agreement, dated June 20, 2002, by and between the Company; K. Thomas and Callaway Decoster, as husband and wife; K.
           Thomas Decoster, individually; Michael P. and Roberta S. Gaudette, as husband and wife; Dominic M. Strazzulla; the Felix A. Hertzka Estate;
           Claudette L. Gelfand and the Claudette L. Gelfand Revocable Trust;
           Catherine C. Griffin; Michael B. and Diane L. Hayden, as husband and wife; Alexander Harris; Holly O. Harris; and Joseph R. Fichtl and the
           Joseph R. Fichtl 1995 Trust Trust - Incorporated herein by reference to Exhibit 10.2 to the Form 10-KSB/A filed April 15, 2004.
  10.3     Subdistributorship Agreement dated May 18, 2001 between 4 Clean
           Waters LTD. and the Company - Incorporated herein by reference to
           Exhibit 10.2 to the Form 10-KSB/A filed November 17, 2003.
  10.4     Convertible Promissory Note dated November 17, 2000 to 4 Clean -
           Lindh Joint Venture by the Company - Incorporated herein by reference to Exhibit 10.1 to the Form 10-KSB/A filed November 21, 2004.
  10.5     Preliminary Agreement, dated September 8, 2004 by, and among, Water
           Chef, Inc., Samaritan Group International, and International
           Multiracial Shared Cultural Organization (IMSCO) - Incorporated
           herein by reference to Exhibit 10.1 to the Form 10-QSB filed November
           17, 2004.
 23.1*     Consent of Marcum & Kliegman LLP

                                     II-11

 23.2*     Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.1).
 24.1*     Powers of Attorney (included on the signature page of this
           Registration Statement).
* - filed herewith

ITEM 28.  UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the
"Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any additional or changed material
information;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the registrant pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     II-12

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of New
York, State of New York, on January 24, 2005.

                              WATER CHEF, INC.

                              By: /s/ David A. Conway
                                 ----------------------------
                                  David A. Conway
                                  Chairman of the Board, President, Chief
                                  Executive Officer and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Conway as his true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the
Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                     TITLE                              DATE
      ---------                     -----                              ----

/s/ David A. Conway      Chairman of the Board, President,     January 24, 2005
-----------------------  Chief Executive Officer and Chief
David A. Conway          Financial Officer

/s/ Marshall S. Sterman  Director                              January 24, 2005
-----------------------
Marshall S. Sterman

/s/ John J. Clarke, Jr.  Director                              January 24, 2005
-----------------------
John J. Clarke, Jr.

                                     II-13